1ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 INVESTOR DAY 2025 Alexandria’s Reset and Path Forward ALEXANDRIA REAL ESTATE EQUITIES, INC. DECEMBER 3, 2025 | ALEXANDRIA CENTER® for LIFE SCIENCE – NYC

2ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Safe Harbor Alexandria®, Lighthouse Design® logo, Building the Future of Life-Changing Innovation®, Megacampus™, Alexandria Center®, Alexandria Technology Center®, Alexandria Technology Square®, and The Miracle Mile of Medicine™ are copyrights and trademarks of Alexandria Real Estate Equities, Inc. All other company names, trademarks, and logos referenced herein are the property of their respective owners. This presentation contains forward-looking non-GAAP financial measures, including funds from operations, per share – diluted, as adjusted. We do not provide guidance for the most comparable GAAP financial measure or a reconciliation of the forward-looking non-GAAP financial measure of funds from operations, as adjusted, because we are unable to reasonably predict, without unreasonable effort, certain items that would be contained in the comparable GAAP measure, including items that are not indicative of our ongoing operations, such as, without limitation, unrealized gains or losses on non-real estate investments, potential impairments of real estate assets, and gains or losses on sales of real estate. These items are uncertain, depend on various factors, and could have a material impact on our GAAP results for the guidance periods. This presentation includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our projected earnings per share attributable to Alexandria’s common stockholders – diluted, funds from operations per share attributable to Alexandria’s common stockholders – diluted, net operating income, sources and uses of capital, and targets and timing for rental revenues and development and value-creation projects, expenses, capital plan strategy, risk management strategy and related actions, and environmental, social, and governance goals. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “goals,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” “targets,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, lower than expected yields, increased interest rates and construction and operating costs, adverse economic or real estate developments in our markets, greater than expected losses on disposition of properties, our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired or existing properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, volatile, unfavorable, or uncertain social and political conditions (including the effects of new laws, regulations, and policies), decreased leasing activity or lease renewals, failure to obtain LEED and other healthy building certifications and efficiencies, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. Other than as may be required by law, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

3ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Alexandria’s Reset and Path Forward 4 The Future Prospects of the Life Science Industry 29 Alexandria’s Megacampus™ Business Model 55 2025 Guidance Update; 2026 Guidance and Balance Sheet 102 Appendix 149 TABLE OF CONTENTS 1 3 4 2 5

ALEXANDRIA: AT THE VANGUARD AND HEART OF THE LIFE SCIENCE INDUSTRY

Developed in Jim Collins' book *Good to Great*, the Hedgehog Concept is a strategic framework that **crystallizes why we exist, what sets us apart, and what drives our lasting endurance**.



WHAT ARE YOU DEEPLY **PASSIONATE** ABOUT?
Enabling the most innovative scientific and technological minds to cure disease
WHAT CAN YOU BE **BEST IN THE WORLD AT?**
Delivering our differentiated Megacampus™ platform clustered in the key centers of life science innovation
WHAT DRIVES YOUR **ECONOMIC ENGINE?**
Leveraging our strong brand trust, long-term tenant relationships, and Megacampus™ platform to increase occupancy and cash flows

ALEXANDRIA'S RESILIENT AND PERSEVERANT HEDGEHOG

Refer to "Megacampus" in the appendix.

ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025
4

2025: THE FIFTH YEAR OF A BROAD-BASED BIOTECH BEAR MARKET

The Highly Regulated Life Science Industry Has Confronted the Cumulative Impact of a Wave of Market, Regulatory, Policy, and Global Headwinds

ARE INVESTOR DAY DEC. 2024

JAN
- President Trump sworn into office

FEB
- RFK Jr. sworn in as HHS Secretary
- DOGE lays off thousands of FDA and CDC staff; 50% of FDA leadership will leave over the coming months
- NIH announces plan to cap institutional indirect grant funding at 15%

MAR
- Dr. Marty Makary sworn in as FDA Commissioner
- NIH announces sweeping termination of active grants

APR
- Trump's Liberation Day tariff announcement causes broad market sell-off
- White House initiates Section 232 investigation into pharma imports, which would potentially raise U.S. drug costs by $51B annually

MAY
- Dr. Vinay Prasad sworn in as Head of FDA CBER; will resign in July under White House pressure and be reinstated in August
- White House issues executive order demanding pharma cut prices and directs HHS to implement most-favored-nation pricing
- White House proposes $18B (40%) cut to NIH funding

JUN
- HHS Secretary Kennedy removes all members of CDC vaccine advisory board
- SVB reports lowest levels of capital raised by life science venture funds since 2016
- FDA approves 16 novel therapies through 1H25, compared to average of 12 per quarter in previous 5 years

JUL
- Trump issues letters to 17 biopharma CEOs, demanding they take steps to cut U.S. drug prices

AUG
- HHS Secretary Kennedy pressures CDC Director Monarez into resigning

SEP
- LB Pharma issues IPO, marking the first biotech IPO in six months
- Fed lowers interest rates
- Trump threatens a 100% tariff on branded medicines unless pharma companies build manufacturing sites in the U.S.

OCT
- Government shuts down after Congress fails to come to a budget resolution; all FDA submissions paused
- Takeda inks $1.2B upfront deal ($11.4B total) with China-based Innovent Biologics, one of many multibillion-dollar in-licensing deals by Chinese companies announced in 2025

NOV
- Medicare unveils price reductions for 15 drugs as part of the IRA
- Tensions reportedly escalate between FDA Commissioner Makary and HHS Secretary Kennedy
- FDA CDER Director Tidmarsh resigns amid investigation
- Dr. Richard Pazdur takes over CDER Director role, questions legality of voucher program
- NIH cancels all grant reviews set to occur during shutdown

DEC
- In a leaked memo, the FDA proposes introduction of stricter vaccine approval rules
- Researchers estimate companies have halted 55 oncology research programs and abandoned 26 medicines since IRA's passage
- CDER Director Pazdur informs FDA he intends to leave the agency

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6ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 THE HEALTH OF THE HIGHLY REGULATED LIFE SCIENCE INDUSTRY IS DEPENDENT ON FOUR CRITICAL PILLARS — All of Which Are Currently Under Pressure Strong basic and translational research challenged; NIH proposal to cap indirect grant costs at 15% will potentially cut critical funding for biomedical research institutions High cost of capital, risk-off venture capital environment, and difficult secondary market and mostly closed IPO window limiting formation and growth of platform-based biotech companies FDA leadership issues and significant employee turnover straining regulatory review times and leading to broad regulatory uncertainty and risk-off sentiment Government pressure to drive down drug pricing threatening reimbursement and return on invested capital for innovative medicines

7ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 FUELED BY A UNIQUE PANDEMIC-ERA SUPPLY SURGE, LIFE SCIENCE REAL ESTATE AVAILABILITY HAS GROWN 7.5X SINCE 2021 Source: Alexandria’s proprietary market database. 57.5 58.6 58.2 58.3 58.9 60.0 63.1 66.3 68.6 69.1 71.4 73.0 83.3 89.1 103.9 107.4 10% 11% 11% 9% 9% 6% 5% 5% 5% 4% 6% 4% 5% 15% 26% 30% 0 20 40 60 80 100 120 0% 5% 10% 15% 20% 25% 30% 35% 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 3Q25 Market Inventory (RSF in Millions) Total Availability (%) MARKET INVENTORY AND TOTAL AVAILABILITY ALEXANDRIA’S TOP 3 MARKETS: GREATER BOSTON, SAN FRANCISCO BAY AREA, AND SAN DIEGO

8ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 5.7 5.6 6.1 8.4 7.7 14.0 8.3 6.7 6.3 5.3 2016 2017 2018 2019 2020 2021 2022 2023 2024 3Q25 TOTAL AVERAGE DEMAND REQUIREMENTS (RSF IN MILLIONS) As of September 30, 2025. Total average requirements of Tenants in Market as tracked by Alexandria. Source: Alexandria’s proprietary market database. LIFE SCIENCE DEMAND HAS DECLINED OVER 60% SINCE HISTORICALLY UNIQUE COVID-DRIVEN DEMAND SURGE IN 2021 62% DECREASE ALEXANDRIA’S TOP 3 MARKETS: GREATER BOSTON, SAN FRANCISCO BAY AREA, AND SAN DIEGO

9ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Key Challenges From the Accumulation of 2025 Life Science Industry Issues, Coupled With the Fifth Year of a Broad-Based Biotech Bear Market, ARE DRIVING ALEXANDRIA’S RESET COVID-Driven Building Boom Has Left Many Markets Oversupplied Unprecedented Life Science Industry Headwinds Impacting Supply and Driving Decline in Occupancy Slower Lease-Up of Development/Redevelopment Pipeline Increased Capital Expenditures to Lease Up Vacant Space Higher Cost of Capital in the Public Markets

10ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Refer to “Megacampus” and “Net operating income, net operating income (cash basis), and operating margin” in the appendix. Maintain Balance Sheet Strength and Flexibility With Solid Leverage Metrics, Credit Rating, and High Liquidity Invest in Operating Portfolio to Drive Occupancy and Net Operating Income Invest in Highly Leased Near-Term Projects to Drive Occupancy and Net Operating Income Incrementally and Strategically Invest in Megacampuses to Increase Occupancy and NOI and Create Value (Tenant Improvements/Redevelopments) Flexibly and Opportunistically Consider Buyback of Shares With Proceeds From Dispositions and/or Joint Ventures KEY ACTIONS ALEXANDRIA’S 2026 STRATEGIC CAPITAL ALLOCATION PRIORITIES Meet Targeted Leverage Optimize High-Quality Cash Flows to Support Right-Sized Dividend Achieve Solid Return on Incremental Investment Increase Net Asset Value KEY GOALS

PATH FORWARD

Reduce Size of Our Asset Base and **SUBSTANTIALLY FOCUS ON GROWTH OF MEGACAMPUSES**

1. **Maintain a Strong and Flexible Balance Sheet, Significant Liquidity, and Targeted Leverage**
2. **Reduce Capital Spend and Funding Needs**
3. **Substantially Complete Large-Scale Non-Core Disposition Plan**
4. **Steadily Improve Occupancy and Increase NOI, Focusing on Leasing to All Sectors of Our Tenant Base, Including the Most Innovative Entities in a Rapidly Changing Environment**
5. **Continue to Successfully Manage G&A**
6. **Maintain Optionality for Future Growth Focused on Megacampus™ Investment**
7. **Consider Flexible and Opportunistic Share Buyback Plan**

Refer to "Megacampus" and "Net operating income, net operating income (cash basis), and operating margin" in the appendix.

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12ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 MAINTAIN A STRONG AND FLEXIBLE BALANCE SHEET, SIGNIFICANT LIQUIDITY, AND TARGETED LEVERAGE Refer to “Net debt and preferred stock to Adjusted EBITDA“ in the appendix. 1. Represents our guidance for net debt and preferred stock to Adjusted EBITDA for 4Q25 annualized, disclosed on October 27, 2025. 2. Represents our guidance for net debt and preferred stock to Adjusted EBITDA for 4Q25 annualized, disclosed on December 3, 2025. 3. Represents fourth quarter annualized for each year. NET DEBT AND PREFERRED STOCK TO ADJUSTED EBITDA3 7.1x 6.4x 5.6x 5.5x 5.7x 5.3x 5.2x 5.1x 5.1x 5.2x 5.5x to 6.0x 5.6x to 6.2x 5.5x to 6.0x 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 4Q25 Projected¹ 4Q26 Projected² Near-Term Goal Beyond 2026 1

13ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 $2.8B $1.7B Average Annual 2021–2023 Average Annual 2024–2026 Projected¹ ANNUAL CONSTRUCTION SPENDING REDUCE CAPITAL SPEND AND FUNDING NEEDS 1. Includes the midpoints of our guidance ranges for 2025 and 2026 construction disclosed on December 3, 2025. 2 $1.1B REDUCTION IN ANNUAL CONSTRUCTION SPENDING 39% DECREASE

2 REEVALUATE CAPEX FUNDING NEEDS FOR HIGHLY LEASED NEAR-TERM ACTIVE PIPELINE PROJECTS

	Located on Megacampus	Leased/ Negotiating	Remains in Pipeline: Continue Construction	Remains in Pipeline: Evaluating Business Strategy	Held for Sale[1]
2026 STABILIZATION					
99 Coolidge Avenue, Greater Boston	X	81%	X		
4135 Campus Point Court, San Diego	X	100%	X		
10075 Barnes Canyon Road, San Diego	X	68%	X		
Weighted Average – Megacampus Projects		**86%**			
8800 Technology Forest Place, Texas		41%		X	
Canada					X
Weighted Average – Total		**81%**			

$105M Incremental Annual NOI From 4Q25–4Q26 Deliveries[2]

Refer to "Net operating income, net operating income (cash basis), and operating margin" in the appendix.

1. Property was designated as held for sale as of December 3, 2025. Refer to our Current Report on Form 8-K filed on December 3, 2025 for additional details.
2. Represents the incremental annual net operating income from projects remaining in the pipeline. Also includes expected partial deliveries through 4Q26 from projects expected to stabilize in 2027 and beyond, including speculative future leasing that is not yet fully committed. Our share of incremental annual net operating income from development and redevelopment projects expected to be placed into service primarily commencing from 4Q25 through 4Q26 is projected to be $77M.

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2

REDUCE CAPEX FUNDING NEEDS FOR 2027 AND BEYOND ACTIVE PIPELINE PROJECTS

	Located on Megacampus	Leased/ Negotiating	Remains in Pipeline: Continue Construction	Remains in Pipeline: Evaluating Business Strategy	Held for Sale[1]	Reposition as Office
2027 AND BEYOND STABILIZATION						
311 Arsenal Street, Greater Boston	X	7%	X			
421 Park Drive, Greater Boston	X	13%		X		
40 Sylvan Road, Greater Boston	X	–%		X		
50 and 60 Sylvan Road, Greater Boston	X	74%	X			
3000 Minuteman Road, Greater Boston		–%		X		
1450 Owens Street, SFBA	X	49%	X			
269 East Grand Avenue, SFBA	X	–%	X			
701 Dexter Avenue, Seattle	X	23%	X			
401 Park Drive, Greater Boston	X					X[2]
One Hampshire Street, Greater Boston					X	
651 Gateway Boulevard, SFBA					X	
100% PRE-LEASED COMMITTED PROJECT						
Campus Point by Alexandria, San Diego	X	100%	X			
Weighted Average - Total		32%				

$240M Incremental Annual NOI From 2027 and Beyond Deliveries[3]

Refer to "Net operating income, net operating income (cash basis), and operating margin" in the appendix.

1. Properties were designated as held for sale as of December 3, 2025. Refer to our Current Report on Form 8-K filed on December 3, 2025 for additional details.
2. Property will be placed back into operation for purposes of operating occupancy and same property comparisons as of 4Q25.
3. Represents the incremental annual NOI from projects remaining in the pipeline. Our share of incremental annual net operating income from development and redevelopment projects expected to be placed into service in 2027 and beyond is projected to be $204M.

ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025

15

16ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 SUBSTANTIALLY COMPLETE LARGE-SCALE NON-CORE DISPOSITION PLAN 1. Represents completed and pending dispositions under non-refundable deposits and signed letters of intent or purchase and sale agreements as of December 3, 2025. 2. Represents the midpoint of our guidance range for 2026 dispositions and sales of partial interests disclosed on December 3, 2025. 3 DISPOSITIONS AND SALES OF PARTIAL INTERESTS $2.6B $2.2B $1.3B $1.4B $1.8B $2.9B 2021 2022 2023 2024 2025 Completed & Pending¹ 2026 Guidance Midpoint² Reduce Asset Base Size to Position the Company for Growth on Megacampuses

17ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 12% 5% to 10% 12/31/24 12/31/26 Projected REDUCE NON-CORE AND NON-INCOME-PRODUCING ASSETS Refer to “Annual rental revenue” in the appendix. 1. Represents non-core assets outside our Megacampus ecosystems. 3 20% 11% to 16% 12/31/24 12/31/26 Projected Anticipated Non-Income-Producing Assets as a Percentage of Gross Assets Anticipated Annual Rental Revenue From Non-Core Assets1

18ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 INCREASE CONCENTRATION IN MEGACAMPUS™ REAL ESTATE AND CORE ASSETS Refer to “Annual rental revenue” and “Megacampus” in the appendix. ANNUAL RENTAL REVENUE FROM MEGACAMPUS REAL ESTATE AND OTHER CORE ASSETS 3 90% to 95% 12/31/26 Projected CAMPUS POINT BY ALEXANDRIA MEGACAMPUS SAN DIEGO

19ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 As of September 30, 2025. Refer to “Annual rental revenue” and “Net operating income, net operating income (cash basis), and operating margin” in the appendix. 1. Represents the percentage of our annual rental revenue generated by professional services, finance, telecommunications, construction/real estate companies, and retail-related tenants. 2. 68% of our annual rental revenue from advanced technologies tenants is from investment-grade or publicly traded large cap tenants. 3. 80% of our annual rental revenue from biomedical institutions is from investment-grade or publicly traded large cap tenants. STEADILY IMPROVE OCCUPANCY AND INCREASE NOI4 Public Biotechnology – Approved or Marketed Product 20% 11% 9% 13% 10%1% 10% 3% 23% Biomedical Institutions3 Life Science Product, Service, and Device Public Biotechnology – Preclinical or Clinical Stage Private Biotechnology Other1 Government Institutions Advanced Technologies2 PERCENTAGE OF ARE’S ANNUAL RENTAL REVENUE Focusing on All Sectors of Our Tenant Base, INCLUDING THE MOST INNOVATIVE ENTITIES IN A RAPIDLY CHANGING ENVIRONMENT Multinational Pharmaceutical

4 STEADILY IMPROVE OCCUPANCY AND INCREASE NOI

ALEXANDRIA CONTINUES TO CAPTURE OUTSIZED SHARE OF DEMAND

Alexandria's Greater Boston, San Francisco Bay Area, and San Diego Combined Leasing Volume

~105%

of the Next Five Largest Life Science Real Estate Owners (by RSF Leased) Combined[1]

2023-3Q25

Strong Tenant Retention

>80%

Average Tenant Retention Rate for the Past 5 Years[2]

1. Source: Alexandria's proprietary market database. Represents Alexandria's life science leasing executed from January 1, 2023 through the nine months ended September 30, 2025 in the Greater Boston, San Francisco Bay Area, and San Diego markets compared to the sum of life science leasing executed by the next five largest life science real estate owners within the respective markets.
2. Represents the years ended December 31, 2021 through 2024 and the nine months ended September 30, 2025.

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21ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 STEADILY IMPROVE OCCUPANCY AND INCREASE NOI4 BEST ASSETS in the BEST LOCATIONS THE ALEXANDRIA MEGACAMPUS™ BEST LEASING TEAM DOMINATING LIFE SCIENCE LEASING MARKET INCREASING OCCUPANCY and CASH FLOWS through VACANCY LEASING RENEWAL LEASING DEVELOPMENT/ REDEVELOPMENT LEASING

4 STEADILY IMPROVE OCCUPANCY AND INCREASE NOI

Illustrative Occupancy Crosswalk Through 2029

	RSF 2026	2027	2028	2029	
Total Lease Expirations as of 3Q25, Excluding Assets Held for Sale as of 12/3/25[1]	2,867K	2,952K	3,817K	1,897K	
Annualized 3Q25 YTD Leasing					
Illustrative Leasing Volume[2] (Excluding Development/Redevelopment)	3,031K	3,031K	3,031K	3,031K	**1.8%** Implied Cumulative Occupancy Impact
Implied Net Cumulative Occupancy Change	**164K**	**243K**	**(543K)**	**590K**	
Annualized 3Q25 YTD Leasing + 250K RSF Annually					
Illustrative Leasing Volume[3] (Excluding Development/Redevelopment)	3,031K	3,281K	3,531K	3,781K	**6.4%** Implied Cumulative Occupancy Impact
Implied Net Cumulative Occupancy Change	**164K**	**493K**	**207K**	**2,090K**	
Annualized 3Q25 YTD Leasing + 400K RSF Annually					
Illustrative Leasing Volume[4] (Excluding Development/Redevelopment)	3,031K	3,431K	3,831K	4,231K	**9.1%** Implied Cumulative Occupancy Impact
Implied Net Cumulative Occupancy Change	**164K**	**643K**	**657K**	**2,990K**	

1. Refer to our Current Report on Form 8-K filed on December 3, 2025 for additional details.
2. Assumes static leasing volume for each year based on our leasing volume for the nine months ended September 30, 2025 annualized.
3. Assumes a base leasing volume in 2026 based on our leasing volume for the nine months ended September 30, 2025 annualized plus an additional 250K RSF of annual leasing volume each year thereafter.
4. Assumes a base leasing volume in 2026 based on our leasing volume for the nine months ended September 30, 2025 annualized plus an additional 400K RSF of annual leasing volume each year thereafter.

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23ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Average Annual Contractual Rent Escalations2 FAVORABLE LEASE STRUCTURE PROVIDES ANNUAL CONTRACTUAL CASH RENTAL REVENUE GROWTH 1. Percentage calculated based on our annual rental revenue in effect as of September 30, 2025. Refer to “Annual rental revenue” in the appendix. 2. Annual contractual escalations of approximately 3% are based on weighted-average annual rental revenues in effect as of September 30, 2025. 4 Percentage of Leases Containing Annual Rent Escalations1 97% ~3% Average Annual Contractual Rent Escalations2 ~$50M–$60M Average Annual Cash Rent Increases From Contractual Rent Escalations2

24ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Average Annual Contractual Rent Escalations2 EMBEDDED FAVORABLE TRIPLE NET LEASE STRUCTURE DRIVES DURABLE HIGH MARGINS Refer to “Adjusted EBITDA and Adjusted EBITDA margin,” “Annual rental revenue,” and “and “Net operating income, net operating income (cash basis), and operating margin” in the appendix. 1. Percentage calculated based on our annual rental revenue in effect as of September 30, 2025. 2. For the three months ended September 30, 2025. 4 91% Percentage of Triple Net Leases1 68% Operating Margin2 71% Adjusted EBITDA Margin2

25ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Alexandria’s General and Administrative Expense Levels Outperform Other REITs GENERAL AND ADMINISTRATIVE EXPENSES AS A PERCENTAGE OF NET OPERATING INCOME4 CONTINUE TO SUCCESSFULLY MANAGE G&A 1. Based on the midpoints of our guidance ranges for 2025 and 2026 general and administrative expenses disclosed on October 27, 2025 and December 3, 2025, respectively. 2. Trailing twelve months ended September 30, 2025. 3. Source for S&P 500 REIT data: S&P Global Market Intelligence. Represents the annual average of the years ended December 31, 2023 and 2024 and the trailing twelve months ended September 30, 2025. 4. Refer to “Net operating income, net operating income (cash basis), and operating margin” in the appendix. 5 11.3% S&P 500 REIT Average 2023–3Q25 (Excluding Alexandria)3 5.7% Alexandria 3Q252 $72M Projected Cumulative G&A Savings in 2025 and 2026 Compared to 20241

26ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Refer to “Megacampus” in the appendix. MAINTAIN OPTIONALITY FOR FUTURE GROWTH FOCUSED ON MEGACAMPUS™ INVESTMENT 6 ALEXANDRIA CENTER® FOR LIFE SCIENCE – SAN CARLOS MEGACAMPUS SAN FRANCISCO BAY AREA

27ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 7 CONSIDER FLEXIBLE AND OPPORTUNISTIC SHARE BUYBACK PLAN 1. Alexandria’s closing share price on November 25, 2025. 2. Based on the average of net asset values provided by sell-side analysts with Alexandria coverage as of November 25, 2025. ALEXANDRIA SHARE PRICE1 $52.65 PER SHARE $94 AVERAGE SELL-SIDE NET ASSET VALUE2 Buyback Opportunity Represents Significant Discount to Net Asset Value

28ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 PRESERVE THE CORE AND STIMULATE PROGRESS Enduring great organizations exhibit a dynamic duality. On the one hand, they have a set of timeless core values and purpose that remain constant over time. On the other hand, they have a relentless drive for progress — change, improvement, innovation, and renewal.” JIM COLLINS Renowned Author & Business Strategist

29ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 INVESTOR DAY 2025 Alexandria’s Reset and Path Forward

30ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 KEY DISEASE AREAS OF SIGNIFICANT UNMET NEED IN THE UNITED STATES Adults Suffering From One or More Chronic Diseases2 CHRONIC DISEASE 129M Deaths Due to Heart Disease, the Leading Cause of Death3 HEART DISEASE 1 in 5 of Individuals Will Be Diagnosed With Cancer During Their Lifetime4 CANCER 40% Adults Over 65 Living With Alzheimer’s Disease5 ALZHEIMER’S DISEASE 7.2M IMMENSE OPPORTUNITY: 10,000 DISEASES 90% HAVE NO TREATMENTS1 1. Source: U.S. House Committee on Energy and Commerce, “The 21st Century Cures Discussion Document White Paper,” January 27, 2015. 2. Source: PhRMA, “Medicines in Development for Chronic Diseases: 2024 Report.” 3. Source: Centers for Disease Control and Prevention, “Heart Disease Facts,” October 24, 2024. Represents the latest published data, which reflects the U.S. estimate for 2022. 4. Source: National Cancer Institute, “Cancer Statistics,” updated May 7, 2025. Represents the latest published data, which reflects 2018–2021 data, not including 2020 due to lack of collection during COVID. 5. Source: Alzheimer’s Association, “2025 Alzheimer’s Disease Facts and Figures.” Represents the latest published data, which reflects the U.S. estimate for 2025. After transforming rare diseases and beginning to bend the mortality curve on cancer, the same tools, technologies, and molecular approaches — RNA interference, gene editing, and precision molecular engineering — are now turned toward the most prevalent and costly conditions ELI CASDIN Casdin Capital

31ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 CRITICAL PRIORITY FOR NATIONAL HEALTH, SECURITY, AND LEADERSHIP RELENTLESS INNOVATION SOLUTIONS TO ADDRESS MASSIVE UNMET MEDICAL NEED The life science industry is critical for maintaining a strong, safe, and healthy country and ensuring future economic growth The U.S. has the best substrate in the world to continue to drive the research, development, and commercialization of new medicines well into the future There are currently more than 10,000 diseases, over 90% of which still have NO approved treatments¹ THE LIFE SCIENCE INDUSTRY: A CORNERSTONE OF U.S. HEALTH, SECURITY, AND LEADERSHIP 1. Source: U.S. House Committee on Energy and Commerce, “The 21st Century Cures Discussion Document White Paper,” January 27, 2015.

2025: THE FIFTH YEAR OF A BROAD-BASED BIOTECH BEAR MARKET

The Highly Regulated Life Science Industry Has Confronted the Cumulative Impact of a Wave of Market, Regulatory, Policy, and Global Headwinds

ARE INVESTOR DAY DEC. 2024

JAN
- President Trump sworn into office

FEB
- RFK Jr. sworn in as HHS Secretary
- DOGE lays off thousands of FDA and CDC staff; 50% of FDA leadership will leave over the coming months
- NIH announces plan to cap institutional indirect grant funding at 15%

MAR
- Dr. Marty Makary sworn in as FDA Commissioner
- NIH announces sweeping termination of active grants

APR
- Trump's Liberation Day tariff announcement causes broad market sell-off
- White House initiates Section 232 investigation into pharma imports, which would potentially raise U.S. drug costs by $51B annually

MAY
- Dr. Vinay Prasad sworn in as Head of FDA CBER; will resign in July under White House pressure and be reinstated in August
- White House issues executive order demanding pharma cut prices and directs HHS to implement most-favored-nation pricing
- White House proposes $18B (40%) cut to NIH funding

JUN
- HHS Secretary Kennedy removes all members of CDC vaccine advisory board
- SVB reports lowest levels of capital raised by life science venture funds since 2016
- FDA approves 16 novel therapies through 1H25, compared to average of 12 per quarter in previous 5 years

JUL
- Trump issues letters to 17 biopharma CEOs, demanding they take steps to cut U.S. drug prices

AUG
- HHS Secretary Kennedy pressures CDC Director Monarez into resigning

SEP
- LB Pharma issues IPO, marking the first biotech IPO in six months
- Fed lowers interest rates
- Trump threatens a 100% tariff on branded medicines unless pharma companies build manufacturing sites in the U.S.

OCT
- Government shuts down after Congress fails to come to a budget resolution; all FDA submissions paused
- Takeda inks $1.2B upfront deal ($11.4B total) with China-based Innovent Biologics, one of many multibillion-dollar in-licensing deals by Chinese companies announced in 2025

NOV
- Medicare unveils price reductions for 15 drugs as part of the IRA
- Tensions reportedly escalate between FDA Commissioner Makary and HHS Secretary Kennedy
- FDA CDER Director Tidmarsh resigns amid investigation
- Dr. Richard Pazdur takes over CDER Director role, questions legality of voucher program
- NIH cancels all grant reviews set to occur during shutdown

DEC
- In a leaked memo, the FDA proposes introduction of stricter vaccine approval rules
- Researchers estimate companies have halted 55 oncology research programs and abandoned 26 medicines since IRA's passage
- CDER Director Pazdur informs FDA he intends to leave the agency

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33ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 KEY CATALYSTS FOR GROWTH: Four Pillars of the U.S. Life Science Industry That Are Collectively Critical to Driving Demand STRONG BASIC & TRANSLATIONAL RESEARCH INNOVATIVE ENTREPRENEURIAL ENVIRONMENT & ACCESS TO LOWER-COST CAPITAL 1 43 2 Discovery of fundamental disease biology that underpins the development of future medicines R&D funding across private, public biotech, and pharma to improve and extend lives RELIABLE AND EFFICIENT REGULATORY FRAMEWORK TO REDUCE TIME & COST OF FDA APPROVALS Transparent process for evaluating new medicines that is supported by reliable and efficient timelines and open communication HEALTHY PAYMENT ENVIRONMENT FOR INNOVATIVE MEDICINES Drug pricing policy that balances incentivizing new medicine development, potential long- term healthcare savings, and patient access

1 BASIC & TRANSLATIONAL RESEARCH

NIH

The NIH – a Foundation for Basic and Translational Research in the United States – Still Wields Significant Bipartisan Support, But Institutions Continue to Face Significant Uncertainty

$48.7B
PROPOSED 2026 BUDGET[1]

The U.S. Senate's Proposed FY26 NIH budget, which is slightly above FY25 levels, despite the White House's proposal to slash the budget by 40%

1,500
LAYOFFS[2]

Estimated number of career NIH employees laid off from the agency in 2025

15%
INDIRECT GRANT SPENDING CAP[3]

The NIH issued guidance capping indirect grant spending at 15%, creating significant uncertainty for institutions that rely on such funding to cover critical infrastructure costs, essentially freezing institutional demand

Uncertainty on Indirect Spending Levels Directly Impacts Real Estate Demand From Institutional Tenants

1. Source: Office of Management and Budget, "Fiscal Year 2026 Discretionary Budget Request," May 2, 2025; U.S. Senate Committee on Appropriations, "Labor, Health and Human Services, Education, and Related Agencies Fiscal Year 2026 Appropriations Bill," July 31, 2025.
2. Source: NPR, "Staff at CDC and NIH are reeling as Trump administration cuts workforce," February 14, 2025.
3. Source: National Institute of Health, "Supplemental Guidance to the 2024 NIH Grants Policy Statement: Indirect Cost Rates," February 7, 2025.

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35ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 $186B $201B $214B $224B $231B $255B $284B $292B $317B $293B 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Projected TOTAL BIOPHARMA R&D SPEND 58% Increase IN TOTAL ANNUAL SPEND ON R&D OVER THE PAST 10 YEARS 18 OF THE TOP 20 Biopharma R&D Spenders in 2024 Represent Alexandria Tenants 90% ALEXANDRIA TENANTS Importantly, Life Science Innovation Is Also Driven by Biotech and Pharma R&D Source: Evaluate Pharma, July 2025. Total corporate R&D spend by global biopharma companies. Includes analyst forecast values for companies that have not reported 2024 full-year results. Top 20 companies ranked by pharma R&D spend in 2024. BASIC & TRANSLATIONAL RESEARCH1

36ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 The U.S. Life Science Industry Faces a Critical “Sputnik” Moment as China Transitions From a “Follower” to True “Innovator” Source: Jefferies Research, “Shopping in China’s Biotech Supermarket,” July 13, 2025. Represents percent of total global business development deal value. BASIC & TRANSLATIONAL RESEARCH1 0% 3% 0% 5% 0% 0% 10% 12% 12% 29% 31% 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 PERCENTAGE OF LARGE PHARMA IN-LICENSED MOLECULES SOURCED FROM CHINESE BIOTECH 2014–2024 (UPFRONTS OF $50M OR MORE) Pharma Is Sourcing NEARLY A THIRD OF EXTERNAL MOLECULES FROM CHINA 3SBio $1.25B Upfront Innovent $1.2B Upfront

37ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Life Science Venture Fundraising Is at Its Lowest Levels Since 2016 With Many Delaying Fundraising Given Lackluster Returns 1. Source: Silicon Valley Bank, “Healthcare Industry Trends 2025 Mid-Year Report,” July 29, 2025. $10B $9B $12B $15B $18B $24B $41B $27B $19B $23B 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 LIFE SCIENCE VENTURE FUNDRAISING 2015–20251 $9B 1H25 Annualized 2 ENTREPRENEURIAL ENVIRONMENT & ACCESS TO CAPITAL

38ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 $4.9B $2.5B $3.6B $6.7B $5.3B $12.8B $15.1B $1.7B $2.7B $4.0B $1.5B 50 27 35 57 47 73 100 18 18 27 8 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 YTD 2025 Total Proceeds Number of IPOs IPO Window Remains Essentially Closed, Cutting Off a Critical Source of Capital for Private Biotechs, Reminiscent of the IPO Market in 2008–2009 Sources: Nasdaq and PitchBook. November 2025. YTD 2025 as of November 15, 2025. Represents pharma and biotech IPOs completed on Nasdaq or NYSE. 2 ENTREPRENEURIAL ENVIRONMENT & ACCESS TO CAPITAL

39ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 INDEX PERFORMANCE1 January 1, 2025—November 15, 2025 The XBI Biotech Index Is Highly Focused on Near-Commercial and Commercial-Stage Companies and Is Decoupled From Broader Biotech Trends as Well as Demand 1. Source: Capital IQ. 2. Source: State Street. XBI constituents as of November 13, 2025. Near-commercial refers to companies with products in Phase III or registrational trials. -30% -20% -10% % 10% 20% 30% Dec 2024 Feb 2025 Apr 2025 May 2025 Jul 2025 Sep 2025 Oct 2025 S&P 500 Index 16.0% XBI Index 24.5% 2 ENTREPRENEURIAL ENVIRONMENT & ACCESS TO CAPITAL XBI constituents are near-commercial or commercial-stage companies with late- stage and approved clinical assets2 94% Nov 0

40ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 2 2025 Has Been a Strong Year for M&A as Pharma Looks to Replace Revenue Loss Due to Patent Expirations 1. Source: PitchBook, “As big pharma’s next patent cliff looms, biotech investors see dollar signs,” September 12, 2025. 2. Source: Evaluate Pharma, November 2025. YTD 2025 as of November 15, 2025. Deals of $50B and over include Takeda/Shire (2018), BMS/Celgene (2019), and AbbVie/Allergan (2019). $129.1B $102.2B $90.8B $75.2B $88.8B $121.9B $96.1B $86.0B $170.5B $80.1B $138.2B $64.2B $137.0B 129 95 76 79 80 72 80 83 82 78 74 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 YTD 2025 BIOPHARMA M&A TRANSACTIONS2 <$50B Deals $50B+ Deals Deal Count Pharma Faces Over $180B in Potential Revenue Loss Due to Patent Expirations Through 20301 ENTREPRENEURIAL ENVIRONMENT & ACCESS TO CAPITAL

3 REGULATORY FRAMEWORK & PACE OF FDA APPROVALS

The FDA Has Rolled Out Reforms to Modernize the Agency and Expedite Approval Timelines, **But Understaffing and FDA Leadership Turmoil Threaten the Agency's Ability to Maintain Consistent and Reliable Regulatory Review Cadence**

STAT+ | POLITICS

Experts worry FDA's credibility is being shredded by scandal and 'soap opera'

In recent months, the agency has been beset by dismissals, policy reversals, and controversies

STAT+ | PHARMALOT

FDA review of drugs is slowing while application delays are growing, analysis finds

The rate of drug approvals was 73%, down from an average of 87% in the six previous quarters

50%+
Senior FDA leadership left the agency in 1H25[1]

3,500
Targeted FDA employee layoffs in FY26 as part of broad cuts to HHS staffing[2]

~3x
Deadlines delayed or missed in 3Q25 compared to six previous quarters[3]

1. BioSpace, "Acting CDER Head Becomes Latest in String of FDA Leaders to Leave Agency." June 23, 2025.
2. STAT News, "RFK Jr. brings FDA under tighter control with HHS workforce cuts." March 27, 2025.
3. STAT News, "FDA review of drugs is slowing while application delays are growing, analysis finds." October 20, 2025.

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3 REGULATORY FRAMEWORK & PACE OF FDA APPROVALS

Pace of 2025 Novel FDA Approvals YTD Lags Behind the 2020–2024 Annual Average


~12
AVERAGE QUARTERLY NOVEL FDA APPROVALS SINCE 2020
22
32
44
49
38
2005-2009
2010-2014
2015-2019
2020-2024
YTD 2025

NOVEL THERAPIES APPROVED BY THE FDA[1]

49% Percentage of FDA Approvals Marketed by Alexandria Tenants Since 2013

NOVEL THERAPIES FROM ALEXANDRIA TENANTS APPROVED IN 4Q25

INLURIYO (Lilly)
Novel, oral drug to treat ER+, HER2-, ESR1-mutated breast cancer

RHAPSIDO (NOVARTIS)
Novel oral Bruton's tyrosine kinase (BTK) inhibitor approved to treat chronic spontaneous urticaria

REDEMPLO (arrowhead pharmaceuticals)
First FDA-approved drug in its class for patients with rare metabolic disease

1. Source: U.S. Food and Drug Administration. YTD 2025 as of November 20, 2025. Novel therapies approved by the FDA (Center for Drug Evaluation and Research) include new molecular entities and new biologics defined as products containing active moieties that have not previously been approved by the FDA.

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43ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Prescription Medicines Account for Less Than a Sixth of Overall Healthcare Costs and Are Critical for Decreasing Long-Term Healthcare Costs 4 REIMBURSEMENT FOR INNOVATIVE MEDICINES 86% U.S. HEALTHCARE SPEND PRESCRIPTION MEDICINE COSTS1 HEALTHCARE SERVICES AND ADMINISTRATIVE COSTS $4.9T U.S. HEALTHCARE COSTS (2023)2 1. Source: PhRMA, “Prescription Medicines: Costs in Context,” 2023. 2. Source: Centers for Medicare & Medicaid Services website, “NHE Fact Sheet,“ accessed November 13, 2025. 3. Source: Cheeky Pints Podcast, “Dave Ricks, CEO of Eli Lilly, on GLP-1s and the Business of Pharma.” November 11, 2025. 14% There’s no limit to human disease, and actually the longer we help people live, the more disease there’ll be.” DAVID RICKS, CEO, Eli Lilly and Company3

44ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Pharmacy Benefit Managers (PBMs) and Hospitals Significantly Drive Up the Cost of Medicines for Patients Source: PhRMA, “10 Things You Should Know About Medicine Spending and Costs.” March 10, 2022. >50% of Prescription Medicine Spend Goes to Middlemen, Including PBMs, Hospitals, and Insurers 4 REIMBURSEMENT FOR INNOVATIVE MEDICINES 9 out of 10 Medicines Dispensed in the U.S. Are Generics 500% Average Hospital Markup on Prescription Medicines

45ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 4 REIMBURSEMENT FOR INNOVATIVE MEDICINES 1. Source: KFF, “Health Insurance Coverage of the Total Population,” 2023. Number of individuals with both Medicare and Medicaid coverage categorized under Medicaid. Announced agreements between the White House and select pharma were received well by industry analysts, who projected minimal impact to the companies’ bottom lines. The White House and Select Pharma Have Struck One-Off Deals Aimed at Reducing U.S. Drug Prices to Those of Other Developed Countries INFLATION REDUCTION ACT To date, CMS has announced 25 medicines subject to price negotiation, most of which have been viewed as rational price targets based on net prices. MOST FAVORED NATIONS Deals primarily focused on Medicaid drug pricing, as well as avenues for direct-to-consumer purchase of select medicines Employer & Private 55% Medicaid 21% Medicare 15% Military 1% Uninsured 8% U.S. HEALTH INSURANCE COVERAGE1

4 REIMBURSEMENT FOR INNOVATIVE MEDICINES

Tariff and Drug Pricing Threats **Have Incentivized Significant Commitments to Onshore Biomanufacturing and Pressure Countries to Pay Their Fair Share for Medicines**

> "Merck executes its own Brexit, moving all R&D operations out of UK"
>
> – FIERCE BIOTECH

> "The price the NHS pays for medicines will need to rise to stop a wave of pharmaceutical investment leaving the UK"
>
> – BBC

SELECT U.S. ONSHORING OF SUPPLY CHAIN AND BIOMANUFACTURING ANNOUNCED COMMITMENTS[1]


$55B Johnson&Johnson
$50B Roche
$50B AstraZeneca
$40B Bristol Myers Squibb
$27B Lilly
$23B NOVARTIS
$10B abbvie
$9B MERCK

1. Source: The White House, "TRUMP EFFECT: A Running List of New U.S. Investment in President Trump's Second Term," August 15, 2025.

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47ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 THE CASE FOR OPTIMISM REDUCTION IN DRUG DEVELOPMENT COST AND TIMELINE M A SSIVE OPPORTU N ITY GOLDEN AGE OF BIOLOGICAL DISCOVERIES

48ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 MASSIVE OPPORTUNITY 1. Source: BCIQ as of November 18, 2025. Includes pharma, biotech, and medical device and diagnostic public companies with >$5M market cap listed on NASDAQ or NYSE. 2. Source: U.S. House Committee on Energy and Commerce, “The 21st Century Cures Discussion Document White Paper,” January 27, 2015. Thousands of Diseases Don’t Have Approved Medicines THOSE THAT DO ARE FAR FROM SOLVED Total Market Capitalization of the Biotech and Pharma Industry110% of Diseases With Approved Treatments2

49ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 WE ARE IN THE GOLDEN AGE OF BIOLOGICAL DISCOVERIES Enabling Novel and More Targeted Approaches to Address the Root Cause of Disease Novel genome-editing technologies have made it possible to precisely rewrite DNA in ways that were unthinkable just a decade ago AI-driven methods can predict the structure of nearly every known protein and generate de novo proteins with specific functions Initiatives like the Human Cell Atlas, which is mapping every cell type in the human body, create a reference for health and disease BIOLOGICAL ATLASES PROTEIN ENGINEERING GENETIC ENGINEERING

50ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 $0 $200 $400 $600 $800 $1,000 1970 1984 1997 2011 2025 ELI LILLY STOCK PRICE3 1970–2025 Eli Lilly Is a Prime Example of What Happens When MASSIVE AREAS OF UNMET MEDICAL NEED CAN BE TREATED EFFECTIVELY WITH NOVEL MEDICINES 1. Source: S&P Capital IQ as of November 19, 2025. 2. Source: WHO, “Global status report on the public health response to dementia,” September 1, 2021. 3. Source: S&P Capital IQ as of November 21, 2025. 4. Source: Circulation, “Forecasting the Economic Burden of Cardiovascular Disease and Stroke in the United States Through 2050,” June 4, 2024. DATA PUBLICATION AND SUBSEQUENT APPROVAL OF TIRZEPATIDE FOR OBESITY Estimated global cost of Alzheimer’s care by 2050 absent new medicines2 $2.8T Economic burden of cardiovascular conditions in U.S. by 2050 absent new medicines4 $1.8T $1T Market Cap (Larger Than Top 10 U.S. Healthcare Insurers by Market Cap)1 Novel Medicines Can Significantly Reduce Long-Term Healthcare Costs by Preventing Co-Morbidities and Hospital and Physician Visits

AI Tools Deployed Across the Drug Development Process
HAVE THE POTENTIAL TO DRIVE DOWN THE COST AND TIME TO DEVELOP NEW MEDICINES



BASIC RESEARCH
Foundational model of human cells
GenAI/ML-assisted "lab in a loop" development to generate, test, and optimize new drugs
DRUG DISCOVERY
HUMAN CLINICAL DEVELOPMENT
Clinical trial design, biomarker, and patient recruitment, selection, execution, data capture, and analysis
AI-assisted review of regulatory submissions
FDA REVIEW & APPROVAL

The human body consists of **~37 trillion cells**, with each individual cell containing up to **10 trillion** protein molecules[2]

"I would estimate we might know 10-15% of human biology, so the machine is not going to be good at all until we get way above 50%. That probably requires robotic 24/7 experiments just to create training data sets."

DAVID RICKS
CEO, Eli Lilly and Company[1]

1. Source: Cheeky Pints Podcast, "Dave Ricks, CEO of Eli Lilly, on GLP-1s and the Business of Pharma." November 11, 2025.
2. Sources: *Smithsonian* magazine, "There are 37.2 Trillion Cells in Your Body." October 24, 2013; National Institute of General Medical Sciences blog, "Proteins by the Numbers." January 15, 2025.

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52ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Decreasing the Cost and Timeline of New Medicine Development Is MISSION CRITICAL TO DRIVING SIGNIFICANT CAPITAL INFLOW INTO THE LIFE SCIENCE INDUSTRY 0 2 4 6 8 10 12 The Cost and Time to Develop New Medicines Has Only Increased Over Time TO REVERSE THIS TREND, THE INDUSTRY MUST: o Properly staff and modernize FDA regulatory frameworks o Deepen molecular-based understanding of disease o Expand toolkit of drug modalities, such as small molecule, antibodies, RNA, and radioisotopes o Adopt AI-enabled tools Preclinical Clinical Regulatory Review $2.5B+ 10 –15 Years AND CURRENT COST AND TIMELINE TO DEVELOP A NEW MEDICINE IN THE U.S.1 POTENTIAL FUTURE U.S. DRUG DEVELOPMENT COST & TIMELINE2 <$1B ~5 Years AND 1. Source: PhRMA website, ”Research and Development Policy Framework,” accessed November 13, 2025 Cost factors in failed drug candidates. 2. Source: Reuters, “AI-driven drug discovery picks up as FDA pushes to reduce animal testing,” September 9, 2025.

53ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 THE LIFE SCIENCE INDUSTRY HAS IMMENSE POTENTIAL TO GROW BIOTECH TIMELINE TODAY FUTURE BIRTH OF BIOTECH 1976 ONLY 10% DISEASES SOLVED¹ $6T TOTAL MARKET CAPITALIZATION² COTTAGE INDUSTRY DOMINATED BY SPECIALISTS 90% DISEASES SOLVED $20T+ TOTAL MARKET CAPITALIZATION (Equivalent to Today’s MAG7) MAINSTREAM ASSET CLASS 1. Source: U.S. House Committee on Energy and Commerce, “The 21st Century Cures Discussion Document White Paper,” January 27, 2015. 2. Source: BCIQ as of November 18, 2025. Includes pharma, biotech, and medical device and diagnostic public companies with >$5M market cap listed on NASDAQ or NYSE. 2026 (50 Years From When First Biotech, Genentech, Was Founded)

54ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Public Biotechnology – Approved or Marketed Product 20% 11% 9% 13% 10%1% 10% 3% 23% Biomedical Institutions3 Life Science Product, Service, and Device Public Biotechnology – Preclinical or Clinical Stage Private Biotechnology Other1 Government Institutions Advanced Technologies2 As of September 30, 2025. Refer to “Annual rental revenue” in the appendix, 1. Represents the percentage of our annual rental revenue generated by professional services, finance, telecommunications, construction/real estate companies, and retail-related tenants. 2. 68% of our annual rental revenue from advanced technologies tenants is from investment-grade or publicly traded large cap tenants. 3. 80% of our annual rental revenue from biomedical institutions is from investment-grade or publicly traded large cap tenants. The biggest innovations of the 21st century will be at the intersection of biology and technology.” STEVE JOBS PERCENTAGE OF ARE’S ANNUAL RENTAL REVENUE Innovation at the Convergence of Life Science and Technology Positions Alexandria’s Tenant Base for Growth and Diversification Multinational Pharmaceutical

55ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 INVESTOR DAY 2025 Alexandria’s Reset and Path Forward

56ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 STATE OF THE MARKET Greater Boston & San Diego

57ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 2010 2015 3Q25 Source: Alexandria’s proprietary market database. Includes life science real estate only. GREATER BOSTON RATIONAL MARKET FORCES TURNED INTO COVID-FUELED EXPONENTIAL GROWTH IN LIFE SCIENCE REAL ESTATE, RAPIDLY OUTPACING DEMAND 17.5M 21.8M 48.1M 175% MARKET GROWTH 2010–3Q25 25% 5 YEARS 120% 10 YEARS 6% AVAILABILITY 33% AVAILABILITY 5.5x AVAILABILITY 2015–3Q25 MARKET SIZE BY RSF 11% AVAILABILITY

58ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 2019 2020 2021 2022 2023 2024 3Q25 2015 3Q25 Source: Alexandria’s proprietary market database. Includes life science real estate only. 21.8M RSF 48.1M RSF 7.6M RSF 3.6M RSF 4.1M RSF 2.9M RSF 120% INCREASE IN MARKET SIZE DEMAND OVER 5 YEARS: 22.6M RSF 2.9M RSF 5 YEARS OF ROBUST DEMAND DROVE SUPPLY BOOM GREATER BOSTON Life Science Real Estate Supply & Demand Dynamics Today’s Demand Fundamentals Are Different and Changing Rapidly 3.5M RSF3.8M RSF

59ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 2010 2015 3Q25 Source: Alexandria’s proprietary market database. Includes life science real estate only. SAN DIEGO RATIONAL MARKET FORCES TURNED INTO COVID-FUELED EXPONENTIAL GROWTH IN LIFE SCIENCE REAL ESTATE, RAPIDLY OUTPACING DEMAND 12.1M 13.2M 20.5M 68% MARKET GROWTH 2010–3Q25 8% 5 YEARS 55% 10 YEARS 6% AVAILABILITY 27% AVAILABILITY 4.5x AVAILABILITY 2015–3Q25 MARKET SIZE BY RSF 13% AVAILABILITY

60ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Source: Alexandria’s proprietary market database. Includes life science real estate only. 2019 2020 2021 2022 2023 2024 3Q25 1.9M RSF 1.7M RSF 2.9M RSF 1.4M RSF 1.6M RSF1.6M RSF 0.9M RSF 2015 3Q25 13.2M RSF 20.5M RSF 55% INCREASE IN MARKET SIZE DEMAND OVER 5 YEARS: 9.5M RSF SAN DIEGO Life Science Real Estate Supply & Demand Dynamics 5 YEARS OF ROBUST DEMAND DROVE SUPPLY BOOM Today’s Demand Fundamentals Are Different and Changing Rapidly

CLUSTERING is MISSION CRITICAL for FUELING LIFE SCIENCE INNOVATION

Alexandria Conceived Our Megacampus™ Platform to Meet the Needs of the Collaborative and Cooperative Life Science Industry


LOCATION
INNOVATION
TALENT
CAPITAL
Our Megacampus ecosystems **are strategically located in key innovation clusters** to enable us to **capture outsized share of demand**
ONE ALEXANDRIA SQUARE MEGACAMPUS | SAN DIEGO

Refer to "Megacampus" in the appendix.

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CLUSTERING is the DNA of the LIFE SCIENCE INDUSTRY


LOCATION
INNOVATION
CAPITAL
TALENT
SPACE
PLACE
SERVICE
THE DNA of the ALEXANDRIA MEGACAMPUS PLATFORM

ALEXANDRIA'S
IRREPLACEABLE
PLATFORM

ALEXANDRIA'S PROPRIETARY ALGORITHM

Driving Our Differentiated Megacampus™ Strategy

Refer to "Megacampus" in the appendix.

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Alexandria's First-Mover Advantage Has Enabled Us to Secure Irreplaceable Real Estate in the Top Centers of Innovation

2004 | Pioneered our cluster campus strategy in Mission Bay, establishing the foundation for our Megacampus™ platform



ALEXANDRIA CENTER® FOR SCIENCE AND TECHNOLOGY – MISSION BAY MEGACAMPUS | SAN FRANCISCO BAY AREA

Refer to "Megacampus" in the appendix.

THE PIONEER OF LIFE SCIENCE REAL ESTATE

30+ YEARS

Owning, Operating, and Developing Life Science Real Estate Infrastructure

UNMATCHED EXPERIENCE

30+ YEARS

Experience in Life Science Building Operations and Asset Management

DOMINANT MARKET PRESENCE

27+ YEARS

Average Tenure in Our Core Life Science Innovation Clusters

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ALEXANDRIA GREATER BOSTON: **LIFE SCIENCE LEASING OUTPERFORMANCE**



THE ARSENAL ON THE CHARLES MEGACAMPUS | WATERTOWN

– SPONSORSHIP MATTERS –

Alexandria's Leading Real Estate Platform

Continues to Capture Outsized Share of Demand

ALEXANDRIA'S GREATER BOSTON LEASING VOLUME

~110%

OF THE NEXT FIVE LARGEST LIFE SCIENCE REAL ESTATE OWNERS (BY RSF LEASED) COMBINED[1]

2023–3Q25

1. Source: Alexandria's proprietary market database. Represents Alexandria's life science leasing executed from January 1, 2023 through the nine months ended September 30, 2025 in the Greater Boston market compared to the sum of life science leasing executed by the next five largest life science real estate owners within that market.

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ALEXANDRIA SAN DIEGO: LIFE SCIENCE LEASING OUTPERFORMANCE



CAMPUS POINT BY ALEXANDRIA MEGACAMPUS | UNIVERSITY TOWN CENTER

– SPONSORSHIP MATTERS –

Alexandria's Leading Real Estate Platform

Continues to Capture Outsized Share of Demand

ALEXANDRIA'S SAN DIEGO LEASING VOLUME

~150%

OF THE NEXT FIVE LARGEST LIFE SCIENCE REAL ESTATE OWNERS (BY RSF LEASED) COMBINED[1]

2023–3Q25

1. Source: Alexandria's proprietary market database. Represents Alexandria's life science leasing executed from January 1, 2023 through the nine months ended September 30, 2025 in the San Diego market compared to the sum of life science leasing executed by the next five largest life science real estate owners within that market.

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ALEXANDRIA'S IRREPLACEABLE PLATFORM

MEGACAMPUS™ CASE STUDIES



ALEXANDRIA TECHNOLOGY SQUARE®
CAMBRIDGE
Established 2006



CAMPUS POINT BY ALEXANDRIA
SAN DIEGO
Established 2010

Refer to "Megacampus" in the appendix.

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67ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Refer to “Megacampus” in the appendix. First Foundational Megacampus™ in Operation Nearly 20-year ownership of a generational asset with critical adjacency to MIT’s main science campus, at the heart of innovation ALEXANDRIA TECHNOLOGY SQUARE® Cambridge, Greater Boston

CAMBRIDGE | LOCATION

Alexandria's Significant Presence in Kendall Square

"The Most Innovative Square Mile on the Planet"[1]



CAPITAL
LOCATION
INNOVATION
TALENT
MEGACAMPUS: ALEXANDRIA CENTER® AT KENDALL SQUARE
2.2M RSF | 8 Properties
CHARLES/MGH
KENDALL/MIT
MEGACAMPUS: ALEXANDRIA CENTER® AT ONE KENDALL SQUARE
1.4M RSF | 12 Properties
MEGACAMPUS: ALEXANDRIA TECHNOLOGY SQUARE®
1.2M RSF | 7 Properties
BINNEY STREET
BROADWAY
MAIN STREET
MIT
62%
of Alexandria's Greater Boston ARR Is Within Our East Cambridge Megacampuses[2]

As of September 30, 2025. ARR represents annual rental revenue. Refer to "Annual rental revenue" and "Megacampus" in the appendix.

1. Source: Massachusetts Institute of Technology, "Kendall Square Initiative."
2. Represents the aggregate annual rental revenue, at 100%, of our Alexandria Center® at Kendall Square, Alexandria Center® at One Kendall Square, and Alexandria Technology Square® megacampuses divided by the total annual rental revenue, in our Greater Boston market.

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69ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Electronic Research Center 1964-1970 Cambridge Scientific Center 1964-1992 Artificial Intelligence Laboratory 1963-2004 World Wide Web Consortium 1994-2004 Worldwide Drug Discovery Center 2002–Present CAMBRIDGE | INNOVATION Kendall Square Has Been the Home of Technology and Biotechnology Innovation for Over 60 Years

CAMBRIDGE | TALENT

Greater Boston's Attractive STEM Talent Base at the Intersection of Science and Technology

#1

STEM graduates per capita and percentage of adults with bachelor's degree or higher[1]

#1

High-tech job concentration[1]

1.4M+

Workers in the innovation economy or 39% of Massachusetts workforce[1,2]


INNOVATION
TALENT
CAPITAL
LOCATION
Flagship Pioneering
Takeda
moderna
AstraZeneca
Meta
Johnson&Johnson
Biogen
CIC Cambridge Innovation Center
Microsoft
BROAD INSTITUTE
Google
Akamai
TOYOTA RESEARCH INSTITUTE
AMGEN
DRAPER
Whitehead Institute
KOCH INSTITUTE for Integrative Cancer Research at MIT
THE PICOWER INSTITUTE FOR LEARNING AND MEMORY
The Ray and Maria Stata Center
MIT Schwarzman College of Computing
MEGACAMPUS: ALEXANDRIA TECHNOLOGY SQUARE®
Ragon Institute
Massachusetts Institute of Technology
THE ENGINE
Pfizer

Refer to "Megacampus" in the appendix.

1. Source: Massachusetts Technology Collaborative website, "Why Massachusetts," accessed November 10, 2025.
2. Source: The Innovation Institute at the MassTech Collaborative, "Annual Index of the Massachusetts Innovation Economy," 2023 Edition.

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71ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Source: PitchBook, November 2025. $14B+ LIFE SCIENCE VENTURE CAPITAL RAISED SINCE 2023 However, in the Current Environment, Many Venture Investors Have Been Highly Focused on De-Risked and Later-Stage Assets 30%+ Proportion of U.S. Biotech Capital Deployed to Greater Boston Over the Past Decade CAMBRIDGE | CAPITAL Sophisticated Life Science Investors Continue to Focus on Core Markets Like Greater Boston

72ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Refer to "Megacampus" in the appendix. Alexandria Technology Square® ALEXANDRIA’S UNIQUE MEGACAMPUS™ STRATEGY DELIVERS DIFFERENTIATED ECOSYSTEMS SPACE | PLACE | SERVICE

73ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 400 TECHNOLOGY SQUARE 200 TECHNOLOGY SQUARE 2006 YEAR ACQUIRED 7 PROPERTIES 1.2M RSF OPERATING ~100K SF FUTURE DEVELOPMENT ALEXANDRIA TECHNOLOGY SQUARE® Offers Scale and Flexibility That Delivers Tenants Strategic Optionality As of September 30, 2025. Refer to “Megacampus” in the appendix. SPACE PLACE SERVICEALEXANDRIA’S UNIQUE MEGACAMPUS™ STRATEGY 100 TECHNOLOGY SQUARE 700 TECHNOLOGY SQUARE 600 TECHNOLOGY SQUARE FUTURE DEVELOPMENT 500 TECHNOLOGY SQUARE 300 TECHNOLOGY SQUARE

74ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 4Q23: Historic Durable High Occupancy Delivered Regional Growth ARR represents annual rental revenue. Refer to “Annual rental revenue” and “Megacampus” in the appendix. 1. Tenant mix by percentage of Alexandria Technology Square® Megacampus annual rental revenue as of December 31, 2023. 2. As of September 30, 2025. 35% Public Biotechnology 29% Multinational Pharmaceutical 18% MIT 5% Life Science Product, Service, and Device5% Private Biotechnology 1% Other FOOTPRINT AT TECH SQUARE FOOTPRINT TODAY2 7% Biomedical Institutions SPACE PLACE SERVICEALEXANDRIA’S UNIQUE MEGACAMPUS™ STRATEGY 10K RSF 300 Technology Square, Cambridge 17K RSF 500 Technology Square, Cambridge 125K RSF 200 Technology Square, Cambridge 81K RSF 500 Technology Square, Cambridge 101K RSF The Arsenal on the Charles Megacampus 105K RSF Alexandria Center® for Life Science – Fenway Megacampus 462K RSF Alexandria Center® at One Kendall Square Megacampus 73K RSF 99 Coolidge Avenue, Watertown 923% GROWTH 270% GROWTH (11)% GROWTH 523% GROWTH 741K RSF218% GROWTHTOTAL 233K RSF ALEXANDRIA TECHNOLOGY SQUARE® TENANT MIX ARR AS OF 4Q231

ALEXANDRIA'S UNIQUE MEGACAMPUS™ STRATEGY | SPACE | **PLACE** | SERVICE

Alexandria's Curated Technology Square Ecosystem

Designed to Recruit & Retain Top Talent, Ignite Collaboration, and Catalyze Innovation







> *We're not here just to gain new knowledge; we're here to transfer that new knowledge into useful things. It's what made Kendall Square* Kendall Square."

PHILLIP SHARP
Nobel Laureate and Co-Founder of Biogen

Refer to "Megacampus" in the appendix.

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ALEXANDRIA'S UNIQUE MEGACAMPUS™ STRATEGY | SPACE | PLACE | **SERVICE**

Alexandria's Operational Excellence
in Asset Management, Design, Development, and Sustainability

The Building Owners and Managers Association (BOMA) TOBY Awards are the commercial real estate industry's **highest recognition honoring excellence in building management and operations**.

2025 BOMA Boston TOBY *(The Outstanding Building of the Year)* **Award Winners**



Earth Building (Sustainability)
325 Binney Street, Cambridge



Suburban Campus of the Year
The Arsenal on the Charles, Watertown



Public Assembly Category
The Arsenal on the Charles Community Link, Watertown



Life Science Building of the Year
201 Brookline Avenue, Fenway



Corporate Facility of the Year
15 Necco Street, Seaport

Refer to "Megacampus" in the appendix.

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77ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 As of September 30, 2025. Refer to “Megacampus” and “Net operating income, net operating income (cash basis), and operating margin” in the appendix. 1. Value-creation margin calculated as gain divided by gross book value plus unamortized ground lease right-of-use asset as of September 30, 2025. Gain calculated as follows: (a) net operating income (cash basis) for the three months ended September 30, 2025 annualized divided by the submarket capitalization rate of 5.7% as of September 30, 2025 less (b) net book value plus unamortized ground lease right-of-use asset as of September 30, 2025. ALEXANDRIA TECHNOLOGY SQUARE’S STRONG FINANCIAL PERFORMANCE VALUE- CREATION MARGIN1 79% Year Acquired 2006 Cash NOI Growth Since Acquisition 313%

FINANCIAL CASE STUDY:
CAMBRIDGE LABORATORY BUILDING VALUATIONS



75 BROADWAY
CAMBRIDGE
Target Delivery 1Q28



730-750 MAIN STREET
CAMBRIDGE
In Operation

6.75% CAP RATE —— **105 BPS** —— **5.70% CAP RATE**

~18% VALUE-CREATION POTENTIAL

75 Broadway

SELLER
Massachusetts Institute of Technology

JV PARTNER
BioMed Realty

DEAL METRICS
$1.2B ($2,000 PSF) | ~580,000 SF (100% Leased)
Closed in March 2025

730-750 Main Street

DEVELOPER/OWNER
Massachusetts Institute of Technology

BUYER
BioMed Realty/ Blackstone

DEAL METRICS
$361.3M ($1,648 PSF) | ~220,000 SF (100% Leased)
Closed in September 2024

Source: Newmark.

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79ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Refer to “Megacampus” in the appendix. The Miracle Mile of Medicine™ An over 15-year journey of strategic aggregation and development to create an irreplicable 100-acre Megacampus™ ecosystem with future growth opportunities CAMPUS POINT BY ALEXANDRIA University Town Center, San Diego

80ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 MEGACAMPUS: ONE ALEXANDRIA SQUARE 1.1M RSF | 10 Properties MEGACAMPUS: CAMPUS POINT BY ALEXANDRIA 1.7M RSF | 8 Properties MEGACAMPUS: SD TECH BY ALEXANDRIA 1.1M RSF | 11 Properties MEGACAMPUS: 5200 ILLUMINA WAY 793K RSF | 6 Properties SAN DIEGO | LOCATION Alexandria’s Premier Megacampus™ Ecosystems Within the San Diego Science Sector As of September 30, 2025. Refer to “Megacampus” in the appendix.

81ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 SAN DIEGO | INNOVATION & TALENT Deep and Diverse Innovation Ecosystem 1. Based on geographic proximity of life science assets owned by Alexandria. 2. Source: LinkedIn, ”Tech talent is surging in these 15 cities,” June 8, 2022. Reflects percentage growth from 2019 to 2022. 3. Source: San Diego Regional Economic Development Corporation website, “About the Region: Defense,” ”About the Region: Tech,” and ”About the Region: Life Sciences,” accessed November 13, 2025. HOSPITAL SYSTEMS RESEARCH INSTITUTIONS LIFE SCIENCE ADVANCED TECHNOLOGIES DEFENSE TECHNOLOGY & MILITARY #1 Densest Alexandria Life Science Cluster1 #1 Fastest-Growing U.S. Metro in Tech Talent2 #1 Largest Concentration of U.S. Military Assets3

82ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 1. Source: Evaluate Pharma. Includes biopharma M&A during 2024–2025 YTD; 2025 YTD as of November 15, 2025. San Diego’s Life Science M&A Activity Ranks #1 in Total Deal Value Since 2024, Exceeding Greater Boston and the San Francisco Bay Area1 $37B SAN DIEGO $32B GREATER BOSTON $19B SAN FRANCISCO BAY AREA SAN DIEGO | CAPITAL Significant M&A Has Driven the Growth of the San Diego Science Sector

83ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Campus Point by Alexandria ALEXANDRIA’S UNIQUE MEGACAMPUS™ STRATEGY DELIVERS DIFFERENTIATED ECOSYSTEMS SPACE | PLACE | SERVICE Refer to "Megacampus" in the appendix.

ALEXANDRIA'S UNIQUE MEGACAMPUS™ STRATEGY | SPACE | PLACE | SERVICE

Alexandria Designs and Operates **Flexible Human-Centered Environments** to Optimize Productivity











CAMPUS POINT BY ALEXANDRIA

8	1.3M RSF	1.4M SF
Properties	Operating	Active/Future Development

As of September 30, 2025. Refer to "Megacampus" in the appendix.

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85ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Refer to "Megacampus" in the appendix. Campus Point Provides an Unmatched Campus Experience That Enables Tenants to Recruit and Retain Top Talent There is no way anyone would ever go back to any other real estate group after having access to all these amenities with ARE.” LARGE PHARMACEUTICAL TENANT ALEXANDRIA’S UNIQUE MEGACAMPUS™ STRATEGY SPACE PLACE SERVICE

ALEXANDRIA'S UNIQUE MEGACAMPUS™ STRATEGY | SPACE | PLACE | **SERVICE**

Alexandria's Service Platform Curates Ecosystem Events That **Drive Innovation, Engagement, and Teamwork**

White-Glove Operational Team

> *Being part of Alexandria's ecosystem gives our team access to a thriving community of innovators. It's not only elevated our culture but also made it easier to attract and retain top talent who want to be part of this amazing environment."*
>
> LARGE PHARMACEUTICAL TENANT





~1,500 EVENTS

ACROSS OUR SAN DIEGO PORTFOLIO IN 2025[1]





Refer to "Megacampus" in the appendix.

1. Events held from January 1, 2025 through November 18, 2025 at Alexandria properties.

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Campus Point's **Strong and Diverse Tenant Base** Drives High-Quality Cash Flows and Strong Occupancy

85%
of Annual Rental Revenue Is From Credit Tenants

99.5%
Occupancy

9.2 YEARS
Weighted-Average Lease Term[2]



CAMPUS POINT BY ALEXANDRIA'S TENANT MIX ARR AS OF 3Q25[1]
55% Multinational Pharmaceutical
24% Advanced Technologies
7% Biomedical Institutions
6% Private Biotechnology
5% Public Biotechnology
2% Life Science Product, Service, and Device
<1% Other

As of September 30, 2025. Refer to "Annual rental revenue" in the appendix

1. ARR represents annual rental revenue in effect as of September 30, 2025.
2. Represents the weighted-average lease term at our Campus Point by Alexandria Megacampus as of September 30, 2025, pro forma for one 15-year lease at our 4135 Campus Point Court development project expected to be delivered during 3Q26. Excludes one 16-year lease at our committed near-term project expected to commence construction in the next year that is 100% pre-leased to a long-standing multinational pharmaceutical tenant. Including this lease, the weighted-average lease term at our Campus Point by Alexandria Megacampus as of September 30, 2025 is 11.4 years.

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87

The Alexandria Megacampus™ Platform Is a **Pipeline for Growth**

4.0x INCREASE
in Annual Rental Revenue From Campus Point Tenants Since Initial Lease[1]



~$33.0M
~$130.7M
Starting ARR
3Q25 ARR









RSF Growth by Tenants at Campus Point Since Initial Lease[1]

2.3x

As of September 30, 2025. Refer to "Annual rental revenue" and "Megacampus" in the appendix.

1. Represents the growth in annual rental revenue and RSF of a select group of tenants at our Campus Point by Alexandria Megacampus from their initial lease or San Diego footprint immediately preceding their most recent expansion, compared to their most recent lease.

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88

CAMPUS POINT BY ALEXANDRIA'S
STRONG FINANCIAL PERFORMANCE

*Methodically acquiring assets and land from **2010** to **2022** to create an irreplicable Megacampus™ ecosystem*



2019
Multi-Tenant
2018
Advanced Tech
2017
Large Pharma
2022
Third-Party Residential
2019
Large Pharma
2018
Parking
2015
Large Pharma
2010
Multi-Tenant
2010
Multi-Tenant
Operating Property
Active, 100% Pre-Leased Committed Near-Term, or Future Development

Cash NOI Growth Since 4Q15[1]

563%

VALUE-CREATION MARGIN[2]

16%

As of September 30, 2025. Refer to "Megacampus" and "Net operating income, net operating income (cash basis), and operating margin" in the appendix.
Each year shown represents when the property or land parcel was acquired.

1. Represents the year in which Campus Point aggregated over 1 million RSF, including operating, active development/redevelopment, and land RSF less operating RSF expected to be demolished.
2. Value-creation margin calculated as gain divided by gross book value plus the cost to complete build-to-suit development projects in our active and near-term pipeline for two multinational pharmaceutical companies as of September 30, 2025. Gain calculated as follows: (a) net operating income (cash basis) for the three months ended September 30, 2025 annualized, as adjusted, with future stabilized net operating income (cash basis) from executed leases on the development projects in our active and near-term pipeline divided by the submarket capitalization rate of 5.7% as of September 30, 2025 plus (b) land book value as of September 30, 2025 less (c) net book value plus cost to complete build-to-suit development projects in our active and near-term pipeline for two multinational pharmaceutical companies as of September 30, 2025.

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90ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 THE ALEXANDRIA BRAND MEANS TRUST Enduring, Long-Standing Strategic Relationships in the Life Science Community — 1996 —— 1996 — — 2009 —— 2009 —— 2007 — — 2008 — — 2010 — — 2011 — — 2013 — — 2015 —— 2010 — — 2006 —— 2004 — — 2005 — — 2005 — — 1998 — — 2000 — — 2002 — An Unmatched Client Base of ~700 Tenants1 Each year represents the start of Alexandria’s relationship with each tenant either through (i) an executed lease agreement with the tenant, (ii) Alexandria’s acquisition of property where the tenant was located, (iii) the tenant’s acquisition of an existing Alexandria tenant, or (iv) the sale-leaseback of the tenant’s property. 1. Represents the years ended December 31, 2021 through 2024 and the nine months ended September 30, 2025. >80% Average Tenant Retention Rate for the Past 5 Years1

91ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Refer to “Initial stabilized yield (unlevered)” in the appendix. 1. Excludes revenues from tenant-funded and –built improvements and future expense recoveries. 2. Represents the initial stabilized yield (cash basis) of 6.5% less the market capitalization rate of 5.7%, divided by the market capitalization rate of 5.7%. Total Rental Revenue Over Lease Term1 ~$800M Alexandria Executes Largest Life Science Lease in Company History With Long-Standing Multinational Pharmaceutical Tenant 16-YEAR LEASE 467K RSF BUILD-TO-SUIT BIOMEDICAL RESEARCH HUB Value-Creation Margin2 14%

SPONSORSHIP MATTERS:
THE WORLD'S LEADING INNOVATORS TRUST ALEXANDRIA


BEAM THERAPEUTICS
Research Triangle


BAYER
San Diego


LEIDOS
San Diego


KYMERA THERAPEUTICS
Greater Boston


ILLUMINA
San Diego


VERTEX
San Diego


BRISTOL MYERS SQUIBB
San Diego


ELI LILLY
Greater Boston


EIKON THERAPEUTICS
San Francisco Bay Area


LILLY GATEWAY LABS
San Diego


MILLIPORESIGMA
Maryland


MERCK
San Francisco Bay Area

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93ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 ALEXANDRIA’S IRREPLACEABLE MEGACAMPUS™ PLATFORM DRIVES SUPERIOR OPERATING RESULTS 26 MEGACAMPUS ECOSYSTEMS As of September 30, 2025. Refer to “Megacampus” in the appendix. 27.1M RSF in Operation

94ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Alexandria’s Highly Differentiated Megacampus™ Platform Anchors Our High-Quality Asset Base Clustered in the Key Centers of Life Science Innovation As of September 30, 2025. Refer to “Megacampus” in the appendix. SEATTLE GREATER BOSTON SAN FRANCISCO BAY AREA RESEARCH TRIANGLE MARYLAND SAN DIEGO 4.7M RSF 7.7M RSF 5.0M RSF 2.6M RSF 3.2M RSF 1.7M RSF TEXAS 1.5M RSF 26 ALEXANDRIA MEGACAMPUSES 27.1M RSF in Operation 3 Megacampuses 5 Megacampuses 5 Megacampuses 7 Megacampuses 1 Megacampus 3 Megacampuses NEW YORK CITY 743K RSF 1 Megacampus 1 Megacampus

Alexandria's Highly Differentiated Megacampus™ Platform Anchors Our High-Quality Asset Base Clustered in the Key Centers of Life Science Innovation

2.2M RSF
SEATTLE
Alexandria Center® for Life Science – Eastlake
Alexandria Center® for Advanced Technologies – Canyon Park

3.8M RSF
SAN FRANCISCO BAY AREA
Alexandria Center® for Science and Technology – Mission Bay
Alexandria Technology Center® – Gateway
Alexandria Center® for Advanced Technologies – South San Francisco

4.0M RSF
SAN DIEGO
One Alexandria Square
Campus Point by Alexandria
5200 Illumina Way
SD Tech by Alexandria

1.5M RSF
TEXAS
Intersection Campus


17
ARE'S ESTABLISHED MEGACAMPUSES
22.3M RSF
in Operation

6.8M RSF
GREATER BOSTON
Alexandria Center® at Kendall Square
Alexandria Center® at One Kendall Square
Alexandria Technology Square®
The Arsenal on the Charles
Alexandria Center® for Life Science – Fenway

1.7M RSF
MARYLAND
Alexandria Center® for Life Science – Shady Grove

2.2M RSF
RESEARCH TRIANGLE
Alexandria Center® for Life Science – Durham

Established Megacampus
=
>750,000 RSF in Operation

As of September 30, 2025. Refer to "Megacampus" in the appendix.

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ALEXANDRIA'S PROPRIETARY ALGORITHM

Driving Our Differentiated Megacampus™ Strategy


LOCATION
INNOVATION
TALENT
CAPITAL
CLUSTERING: THE DNA of the LIFE SCIENCE INDUSTRY
+
SPACE
PLACE
SERVICE
THE DNA of the ALEXANDRIA MEGACAMPUS PLATFORM
=


ALEXANDRIA'S
IRREPLACEABLE
PLATFORM

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The Power of Alexandria's Irreplaceable Megacampus™ Platform

RENTAL RATE PREMIUM: 1Q23–3Q25

	ALEXANDRIA'S ESTABLISHED MEGACAMPUSES[1]	ALEXANDRIA'S NON-MEGACAMPUSES[1]	MEGACAMPUS GROWTH PREMIUM
Rental rate increases:	**23.8%**	15.4%	**1.5x**
Rental rate increases (cash basis):	**14.1%**	5.8%	**2.4x**


ALEXANDRIA CENTER® FOR LIFE SCIENCE – EASTLAKE MEGACAMPUS
SEATTLE

Refer to "Megacampus" in the appendix. Alexandria's established megacampuses consist of over 750,000 RSF in operation as of September 30, 2025.

1. Represents the rental rate changes on renewed and re-leased spaces executed during 1Q23-3Q25.

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98ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Refer to “Megacampus” in the appendix. Alexandria’s established megacampuses consist of over 750,000 RSF in operation as of September 30, 2025. 1. Represents the weighted-average term of each lease type executed during 1Q23–3Q25. ALEXANDRIA’S ESTABLISHED MEGACAMPUSES1 ALEXANDRIA’S NON- MEGACAMPUSES1 MEGACAMPUS OUTPERFORMANCE All Leases 11.7 8.3 3.4 Renewed/ Re-Leased 9.5 6.3 3.2 Previously Vacant 12.0 11.6 0.4 Development/ Redevelopment 14.4 9.3 5.1 The Alexandria Megacampus Platform Typically Drives Longer Average Lease Terms Relative to Our Non-Megacampus Assets The Power of Alexandria’s Irreplaceable Megacampus™ Platform LONGER AVERAGE LEASE TERM (IN YEARS): 1Q23–3Q25

The Power of Alexandria's Irreplaceable Megacampus™ Platform

SUPERIOR CREDIT PROFILE


60%
40%
Non-Investment Grade or Non-Large Cap
Investment-Grade or Publicly Traded Large Cap Tenants

ALEXANDRIA'S ESTABLISHED MEGACAMPUSES

BY ANNUAL RENTAL REVENUE – 3Q25


36%
64%
Non-Investment Grade or Non-Large Cap
Investment-Grade or Publicly Traded Large Cap Tenants

ALEXANDRIA'S NON-MEGACAMPUSES

BY ANNUAL RENTAL REVENUE – 3Q25

As of September 30, 2025.
Refer to "Annual rental revenue," "Investment-grade or publicly traded large cap tenants," and "Megacampus" in the appendix.
Alexandria's established megacampuses consist of over 750,000 RSF in operation as of September 30, 2025.

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99

The Power of Alexandria's Irreplaceable Megacampus™ Platform

OCCUPANCY OUTPERFORMANCE

ALEXANDRIA'S TOP 3 MARKETS: GREATER BOSTON, SAN FRANCISCO BAY AREA, AND SAN DIEGO







ALEXANDRIA'S ESTABLISHED MEGACAMPUSES[1]		ALEXANDRIA'S NON-MEGACAMPUSES[1]		MARKET[2]
90%	VS	89%	VS	73%

Refer to "Megacampus" in the appendix. Alexandria's established megacampuses consist of over 750,000 RSF in operation as of September 30, 2025.

1. Represents the average occupancy of Alexandria operating properties within the Greater Boston, San Francisco Bay Area, and San Diego markets, weighted by RSF, as of September 30, 2025.
2. Represents the average market occupancy for the Greater Boston, San Francisco Bay Area, and San Diego markets as of September 30, 2025, per the Q2 2025 U.S. Life Sciences Report published by CBRE Research.

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101ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Refer to ”Megacampus” in the appendix. RENTAL RATE GROWTH PREMIUM LONGER LEASE TERMS HIGHER-QUALITY TENANTS OCCUPANCY OUTPERFORMANCE CLUSTERING: THE DNA of the LIFE SCIENCE INDUSTRY THE DNA of the ALEXANDRIA MEGACAMPUS PLATFORM Alexandria’s Irreplaceable Megacampus™ Platform DRIVES SUPERIOR OPERATING RESULTS AND POSITIONS THE COMPANY TO OVERCOME CURRENT CHALLENGES

102ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 INVESTOR DAY 2025 Alexandria’s Reset and Path Forward

2025 GUIDANCE UPDATE

	3Q25 → 2025 INVESTOR DAY
2025 FFO Per Share Midpoint of $9.01[1]	Unchanged
Occupancy Range as of 12/31/25 of 90.0% to 91.6%	Unchanged
~$1.5B of Dispositions of Non-Core Assets (Land, Stabilized, and Non-Stabilized) to Recycle Capital[2]	Unchanged
4Q25 Annualized Leverage Target Range of 5.5x to 6.0x[3]	Unchanged
G&A Reduction: Down $48M, or 29%, Compared to 2024[4]	Unchanged
Paydown of Debt in 4Q25: ~$41M of Proceeds From Monetization of Non-Real Estate Investments[5]	Favorable Update

1. Represents the midpoint of our guidance range for 2025 funds from operations per share - diluted, as adjusted, disclosed on December 3, 2025. Refer to "Funds from operations and funds from operations, as adjusted, attributable to Alexandria's common stockholders" in the appendix and our Current Report on Form 8-K filed on December 3, 2025 for additional details.
2. Represents the midpoint of our guidance range for 2025 dispositions and sales of partial interests disclosed on December 3, 2025.
3. Represents our guidance range for net debt and preferred stock to Adjusted EBITDA for 4Q25 annualized disclosed on October 27, 2025. Refer to "Net debt and preferred stock to Adjusted EBITDA" in the appendix.
4. Based on the midpoint of our guidance range for 2025 general and administrative expenses.
5. We expect to receive proceeds aggregating approximately $41M related to certain non-real estate investments and expect to recognize realized investment losses aggregating approximately $103M in 4Q25, which will be included in 2025 earnings per share and funds from operations and excluded from 2025 funds from operations per share - diluted, as adjusted. Refer to "Funds from operations and funds from operations, as adjusted, attributable to Alexandria's common stockholders" in the appendix and our Current Report on Form 8-K filed on December 3, 2025 for additional details.

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104ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 As of December 3, 2025. 1. Represents the midpoint of our guidance range for 2025 dispositions and sales of partial interests disclosed on December 3, 2025. 2. Sales price represents or based on completed and pending dispositions under non-refundable deposits and signed letters of intent or purchase and sale agreements as of December 3, 2025 aggregating $1.8B. Refer to our Current Report and Form 8-K filed on December 3, 2025 for additional details. 21% 21% 58% Stabilized Properties Land Non- Stabilized Properties $695M $840M $296M Completed Non-Refundable Deposit Under Signed LOI/PSA 2025 DISPOSITIONS UPDATE On Track to Meet or Exceed $1.5 Billion1 Midpoint of Our 2025 Guidance Range $1,535M Completed or Non-Refundable Deposit $1.8B TRANSACTION STATUS2 TYPE OF SALE2

Changes to Projects Expected to Stabilize in 2026

As of 3Q25, Pro Forma for Expected Changes

	Located on Megacampus	Leased/ Negotiating	Remains in Pipeline: Continue Construction	Remains in Pipeline: Evaluating Business Strategy	Held for Sale[1]
2026 STABILIZATION					
99 Coolidge Avenue, Greater Boston	X	81%	X		
4135 Campus Point Court, San Diego	X	100%	X		
10075 Barnes Canyon Road, San Diego	X	68%	X		
Weighted Average – Megacampus Projects		**86%**			
8800 Technology Forest Place, Texas		41%		X	
Canada					X
Weighted Average – Total		**81%**			

$105M Incremental Annual NOI From 4Q25–4Q26 Deliveries[2]

Refer to "Net operating income, net operating income (cash basis), and operating margin" in the appendix.

1. Property was designated as held for sale as of December 3, 2025. Refer to our Current Report on Form 8-K filed on December 3, 2025 for additional details.
2. Represents the incremental annual net operating income from projects remaining in the pipeline. Also includes expected partial deliveries through 4Q26 from projects expected to stabilize in 2027 and beyond, including speculative future leasing that is not yet fully committed. Our share of incremental annual net operating income from development and redevelopment projects expected to be placed into service primarily commencing from 4Q25 through 4Q26 is projected to be $77M.

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Changes to Projects Expected to Stabilize in 2027 and Beyond

As of 3Q25, Pro Forma for Expected Changes

	Located on Megacampus	Leased/ Negotiating	Remains in Pipeline: Continue Construction	Remains in Pipeline: Evaluating Business Strategy	Held for Sale[1]	Reposition as Office
2027 AND BEYOND STABILIZATION						
311 Arsenal Street, Greater Boston	X	7%	X			
421 Park Drive, Greater Boston	X	13%		X		
40 Sylvan Road, Greater Boston	X	–%		X		
50 and 60 Sylvan Road, Greater Boston	X	74%	X			
3000 Minuteman Road, Greater Boston		–%		X		
1450 Owens Street, SFBA	X	49%	X			
269 East Grand Avenue, SFBA	X	–%	X			
701 Dexter Avenue, Seattle	X	23%	X			
401 Park Drive, Greater Boston	X					X[2]
One Hampshire Street, Greater Boston					X	
651 Gateway Boulevard, SFBA					X	
100% PRE-LEASED COMMITTED PROJECT						
Campus Point by Alexandria, San Diego	X	100%	X			
Weighted Average – Total		32%				

$240M
Incremental Annual NOI From 2027 and Beyond Deliveries[3]

Refer to "Net operating income, net operating income (cash basis), and operating margin" in the appendix.

1. Properties were designated as held for sale as of December 3, 2025. Refer to our Current Report on Form 8-K filed on December 3, 2025 for additional details.
2. Property will be placed back into operation for purposes of operating occupancy and same property comparisons as of 4Q25.
3. Represents the incremental annual NOI from projects remaining in the pipeline. Our share of incremental annual net operating income from development and redevelopment projects expected to be placed into service in 2027 and beyond is projected to be $204M.

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107ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Summary of Key Items Impacting 2026 Results Disclosed in 3Q25 Supplemental

108ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 1. Represents the percentage change of the midpoints of our guidance ranges for 2025 funds from operations per share – diluted, as adjusted, compared to 2026 funds from operations per share – diluted, as adjusted, disclosed on December 3, 2025. 2. Includes change in capitalized interest related to pipeline projects expected to be sold during the years ending December 31, 2025 and 2026. Refer to our Current Report on Form 8-K filed on December 3, 2025 for additional details. Key Components Impacting 2026 Funds From Operations Per Share Guidance % Change in FFO From 2025 to 20261 Core Operations: Primarily Driven by Lower Occupancy (9)% Capitalized Interest: Primarily Driven by Dispositions and Milestones Reached (6)2 Realized Gains on Non-Real Estate Investments: Lower Compared to 2025 (2) General and Administrative Expenses: Higher Compared to 2025 (2) Dispositions: 2025 and 2026 Dispositions Primarily of Non-Core Assets (7) Other (3) (29)%

109ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 $6.40 MIDPOINT FUNDS FROM OPERATIONS PER SHARE1 $6.25 TO $6.55 2026 GUIDANCE RANGE 1. Represents funds from operations per share – diluted, as adjusted. We do not provide guidance for the most comparable GAAP financial measure or a reconciliation of the forward-looking non-GAAP financial measure of funds from operations, as adjusted, because we are unable to reasonably predict, without unreasonable effort, certain items that would be contained in the comparable GAAP measure, including items that are not indicative of our ongoing operations, such as, without limitation, unrealized gains or losses on non-real estate investments, potential impairments of real estate assets, and gains or losses on sales of real estate. These items are uncertain, depend on various factors, and could have a material impact on our GAAP results for the guidance periods. Refer to “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in the appendix and our Current Report on Form 8-K filed on December 3, 2025 for additional details. ALEXANDRIA’S 2026 GUIDANCE FUNDS FROM OPERATIONS PER SHARE

110ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 1. Represents the implied range for 4Q25 funds from operations per share – diluted, as adjusted, based on our full-year guidance range for 2025 funds from operations per share – diluted, as adjusted, disclosed on December 3, 2025. 2. We do not provide guidance for the most comparable GAAP financial measure or a reconciliation of the forward-looking non-GAAP financial measure of funds from operations, as adjusted, because we are unable to reasonably predict, without unreasonable effort, certain items that would be contained in the comparable GAAP measure, including items that are not indicative of our ongoing operations, such as, without limitation, unrealized gains or losses on non-real estate investments, potential impairments of real estate assets, and gains or losses on sales of real estate. These items are uncertain, depend on various factors, and could have a material impact on our GAAP results for the guidance periods. Refer to “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in the appendix. $2.13 to $2.19 $1.40 to $1.60 4Q25¹ 1Q26 2Q26 3Q26 4Q26 Expect Quarterly FFO to Flatten in 2H26 Primarily Due to Weighting of Dispositions Around Midyear 2026 Funds From Operations Per Share Guidance PROJECTED QUARTERLY FFO PER SHARE – DILUTED, AS ADJUSTED2

111ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 1. Represents our guidance range for operating occupancy percentage in North America as of December 31, 2026. OCCUPANCY AT DECEMBER 31, 20261 87.7% TO 89.3% SAME PROPERTY NET OPERATING INCOME PERFORMANCE (9.5)% TO (7.5)% RENTAL RATE CHANGES ON LEASE RENEWALS AND RE-LEASING OF SPACE (2.0)% TO 6.0% (9.5)% TO (7.5)% (CASH BASIS) (12.0)% TO (4.0)% Ranges Reflect Expected Challenged Demand and Elevated Supply Across the Life Science Real Estate Sector (CASH BASIS) ALEXANDRIA’S 2026 GUIDANCE OPERATING METRICS

112ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Alexandria’s Historical Same Property Cash NOI Performance Refer to “Net operating income, net operating income (cash basis), and operating margin” and “Same property” in the appendix. 1. Represents the midpoints of our guidance ranges for 2025 and 2026 same property operating income performance (cash basis) disclosed on October 27, 2025 and December 3, 2025, respectively. 7.3% 4.7% 1.5% 4.1% 3.5% 5.4% 5.5% 4.7% 6.0% 6.8% 9.2% 7.1% 5.1% 7.1% 9.6% 4.6% 4.6% (0.2)% (8.5)% 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Guidance Midpoint¹ 2026 Guidance Midpoint¹ SAME PROPERTY NOI PERFORMANCE (CASH BASIS)

Key Drivers of 2026 Same Property Performance

Same Property Performance Primarily Driven by Occupancy

Key 2026 Lease Expirations/ Known Vacancies:
As Initially Disclosed in 2Q25 and Subsequently Updated

1.2M RSF | $79M of ARR[1]

Potential Early Terminations:
Temporary Downtime for Construction Post-Termination With Re-Lease[2]

~250K RSF | $16M of ARR[1]

Potential Tenant Wind-Downs:
Assumed Downtime Without Immediate Backfill

~500K RSF | $23M of ARR[1]

(5)% TO (3)%

Projected Same Property Occupancy Decline 2026 vs 2025

2026 GUIDANCE RANGES

Same Property Net Operating Income Performance

(9.5)% TO (7.5)%

(9.5)% TO (7.5)%

(CASH BASIS)

1. ARR represents annual rental revenue as of September 30, 2025. Refer to "Annual rental revenue" in the appendix.
2. Represents a weighted-average estimate for two tenants in the San Francisco Bay Area market. We are in early negotiations for the re-lease of these spaces.

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Summary of Key 2026 Lease Expirations/Known Vacancies

Initially Disclosed in 2Q25 and Subsequently Updated

Campus or Property	Submarket	RSF	Located on Megacampus	Weighted-Average Expiration Date	Lease Expirations/Known Vacancies by ARR (in Thousands): Negotiating/ Anticipating	Tenant From Acquisitions	Relocation/ Consolidation Within ARE Portfolio	Space Requires Major Renovation/ Other	Total
Alexandria Stanford Life Science District	Greater Stanford	137,970		Jun 2026	$ -	$ 12,899	$ -	$ -	$ 12,899
One Alexandria Square	Torrey Pines	118,225	X	Jan 2026	4,848	-	5,216	-	10,064
Alexandria Center® at One Kendall Square	Cambridge	92,775	X	May 2026	-	-	4,514	3,269	7,783
9625 Towne Centre Drive	University Town Center	163,648		Jan 2026	-	-	-	6,520	6,520
The Arsenal on the Charles	Cambridge/Inner Suburbs	62,142	X	Mar 2026	-	-	5,300	675	5,975
5810/5820 Nancy Ridge Drive	Sorrento Mesa	83,354		Jan 2026	4,621	-	-	-	4,621
Alexandria Center® at Kendall Square	Cambridge	45,636	X	Jan 2026	-	-	-	4,564	4,564
Remaining	Various	527,049	(1)	Apr 2026	-	7,287	3,544	15,493	26,324
		1,230,799		**Mar 2026**	**$ 9,469**	**$ 20,186**	**$ 18,574**	**$ 30,521**	**$ 78,750**
					12%	26%	23%	39%	100%

Lease expiration information as of September 30, 2025 and leasing status as of December 3, 2025. ARR represents annual rental revenue in effect as of September 30, 2025.
Refer to "Annual rental revenue" and "Megacampus" in the appendix.

1. Approximately 74% of the 527,049 RSF expiring leases are located on a Megacampus.

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Summary of 2026 Lease Expirations

RSF as of 3Q25

Leased	Negotiating/ Anticipating	Too Early	Subtotal	Targeted for Future Development	Potential Dispositions[1]	Total
494,758	64,717	737,393	**1,296,868**	52,620[2]	286,589	1,636,077

68% Are Located on Megacampuses

60% to 70% Anticipated Retention Rate

Key Lease Expirations/Known Vacancies	1,230,799
Held for Sale as of 12/3/25[3]	217,775
Total 2026 Lease Expirations	3,084,651

Lease expiration information as of September 30, 2025 and leasing status as of December 3, 2025.

1. Represents lease expirations at properties that may be sold in 2026 but have not met the held for sale criteria as of December 3, 2025.
2. Relates to a 100% pre-leased single-tenant development project aggregating 466,598 RSF that expands the existing Campus Point by Alexandria Megacampus. At the beginning of 2026, the tenant will vacate 52,620 RSF, which generated annual rental revenue of $4.1M as of 3Q25, from an existing building to allow for the demolition and development of the new, build-to-suit life science building at this site.
3. Represents lease expirations at properties that were designated as held for sale as of December 3, 2025. Refer to our Current Report on Form 8-K filed on December 3, 2025 for additional details.

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Summary of Top 10 Lease Expirations in 2027

RSF as of 3Q25

Address/Market - Submarket	Located on Megacampus	Expiration Date	Early Discussions for Renewal or Re-Lease	Too Early	Negotiating/ Anticipating	Known Vacancies: Tenant From Acquisition	Known Vacancies: Tenant Consolidating Back Into Owned Property	Known Vacancies: Relocation/ Consolidation Within ARE Portfolio
10300 Campus Point Drive/San Diego - University Town Center	X	Mar 2027	-	-	-	-	-	190,085
259 East Grand Avenue/San Francisco Bay Area - South San Francisco	X	Jan 2027	-	-	170,618[1]	-	-	-
9645 Scranton Road/San Diego - Sorrento Mesa	X	Oct 2027	-	132,200	-	-	-	-
249 East Grand Avenue/San Francisco Bay Area - South San Francisco	X	Jan 2027	-	-	-	-	129,501	-
199 East Blaine Street/Seattle - South Lake Union	X	Jun 2027	109,969	-	-	-	-	-
1150 Eastlake Avenue East/Seattle - South Lake Union	X	Jun 2027	-	-	-	-	-	99,271
428 Westlake North/Seattle - South Lake Union	X	Mar 2027	-	83,090	-	-	-	-
3307 Hillview Avenue/San Francisco Bay Area - Greater Stanford		Mar 2027	-	-	-	78,308	-	-
450 East 29th Street/New York City - New York City	X	Feb 2027	72,428	-	-	-	-	-
507 East Howard Lane/Texas - Austin	X	Jan 2027	-	65,551	-	-	-	-
			182,397	280,841	170,618	78,308	129,501	289,356
			16%	25%	15%	7%	11%	26%
			41%		59%			

Lease expiration information as of September 30, 2025 and leasing status as of December 3, 2025.

1. There is downtime associated with this lease expiration and re-lease of the space for construction related to building and tenant improvements prior to delivery to the new tenant.

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117ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 1. Represents the anticipated occupancy benefit related to a range of assets with vacancy that could potentially be sold during 2026 and/or qualify for designation as held for sale by December 31, 2026, but that have not yet qualified for such designation as of December 3, 2025. 2. Represents the midpoint of our guidance range for occupancy percentage of operating properties in North America as of December 31, 2025 disclosed on October 27, 2025. 3. Represents the midpoint of our guidance range for occupancy percentage of operating properties in North America as of December 31, 2026 disclosed on December 3, 2025. 4. Represents operating properties in North America as of each period-end. Alexandria’s Occupancy Guidance We Expect a Meaningful Occupancy Benefit From Properties That May Be Sold in 2026 90.6% 90.8% 88.5% 3Q25 Actual 4Q25 Guidance Midpoint² 4Q26 Guidance Midpoint³ ~2% Anticipated Benefit From Properties That May Be Sold in 20261 OPERATING OCCUPANCY PERCENTAGE4

118ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Alexandria’s Guidance for Rental Rate Changes on Renewed/Re-Leased Space 1. Represents the midpoints of our guidance ranges for 2025 and 2026 rental rate changes and rental rate changes (cash basis) disclosed on October 27, 2025 and December 3, 2025, respectively. Focus on Meeting the Market and Growing Occupancy Over Time RENTAL RATE CHANGE (CASH BASIS) 17.2% 11.0% 2.0% RENTAL RATE CHANGE 7.4% 4.5% (8.0)% Pre-COVID 10-Year Average (2010–2019) 2026 Guidance Midpoint1 2025 Guidance Midpoint1 Pre-COVID 10-Year Average (2010–2019) 2026 Guidance Midpoint1 2025 Guidance Midpoint1

119ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Alexandria’s Continued Successful Management of G&A in 2026 1. Represents or based on the midpoints of our guidance ranges for 2025 and 2026 general and administrative expenses disclosed on October 27, 2025 and December 3, 2025, respectively. GENERAL AND ADMINISTRATION EXPENSES $168M $120M $144M 2024 2025 Guidance Midpoint¹ 2026 Guidance Midpoint¹ o Primarily the result of cost-control and efficiency initiatives related to reducing personnel-related costs and streamlining business processes o Approximately half the 2025 cost savings are expected to be temporary in nature $134M TO $154M 2026 GUIDANCE RANGE $72M Projected Cumulative G&A Savings in 2025 and 2026 Compared to 20241 ALEXANDRIA’S 2026 GUIDANCE GENERAL AND ADMINISTRATION EXPENSES

120ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 GENERAL AND ADMINISTRATIVE EXPENSES AS A PERCENTAGE OF NET OPERATING INCOME3 ALEXANDRIA’S GENERAL AND ADMINISTRATIVE EXPENSE LEVELS OUTPERFORM OTHER REITS 1. Source for S&P 500 REIT data: S&P Global Market Intelligence. Represents the annual average of the years ended December 31, 2023 and 2024 and the trailing twelve months ended September 30, 2025. 2. For the trailing twelve months ending December 31, 2026. 3. Refer to “Net operating income, net operating income (cash basis), and operating margin” in the appendix. 11.3% 7.4% to 8.9% S&P 500 REIT Average 2023–3Q25 (Excluding Alexandria)¹ Alexandria′s 2026 Guidance Range²

121ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Alexandria’s Strong Adjusted EBITDA Margin Relative to Other Sectors 27% 47% 55% 55% 56% 64% to 69% 71% 76% Lodging/Resorts Health Care Office Industrial Residential ARE 2026 Projected¹ ARE YTD 3Q25 Retail ADJUSTED EBITDA MARGIN2 Sources: S&P Global Market Intelligence for percentages of REIT asset types; internal records for ARE. Information is for the nine months ended September 30, 2025, except as noted. 1. For the trailing twelve months ending December 31, 2026. 2. Refer to “Adjusted EBITDA and Adjusted EBITDA margin” in the appendix.

122ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 2026 GUIDANCE RANGES $230M TO $280M CAPITALIZATION OF INTEREST $225M TO $275M INTEREST EXPENSE ALEXANDRIA’S 2026 GUIDANCE INTEREST EXPENSE

123ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Key Components of Reduction in 2026 Capitalized Interest 1. Represents or based on the midpoints of our guidance ranges for 2025 and 2026 capitalization of interest disclosed on October 27, 2025 and December 3, 2025, respectively. 2. Represents the change in capitalized interest from dispositions completed and pending in 2025 and projected dispositions in 2026 based on the midpoint of our guidance range for 2026 dispositions and sales of partial interests disclosed on December 3, 2025. 3. Includes changes in capitalized interest from pipeline deliveries, net of additional construction spending during 2026. $335M $250M $(80M) to $(60M) $(20M) to $0M $(15M) to $5M 2025 Guidance Midpoint¹ Dispositions Projected Pause in Pre-Construction Activities on Land¹ Change in Active Pipeline and Other 2026 Guidance Midpoint¹ CAPITALIZED INTEREST ~$85M or ~25% DECLINE vs 20251 1,3 1,2

124ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Anticipated Reduction of Capitalized Interest as Non-Income-Producing Assets and Development Activities Decrease $8.4B $4.0B to $5.5B 3Q25 4Q26 Projected AVERAGE REAL ESTATE BASIS CAPITALIZED DURING THE QUARTER

125ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Anticipated Progress on Reducing Non-Income-Producing Assets NON-INCOME-PRODUCING ASSETS AS A PERCENTAGE OF GROSS ASSETS 20% 11% to 16% 12/31/24 12/31/26 Projected

RECALIBRATE INVESTMENT GAINS

Alexandria's Venture Investment Gains Expected to Return to 2020 Levels


$50M
$72M
$106M
$101M
$81M
$117M
$110M
$75M
2019
2020
2021
2022
2023
2024
2025 Guidance Midpoint[1]
2026 Guidance Midpoint[1]

REALIZED GAINS INCLUDED IN FFO PER SHARE – DILUTED, AS ADJUSTED

ALEXANDRIA'S 2026 GUIDANCE

REALIZED GAINS AND LOSSES ON NON-REAL ESTATE INVESTMENTS[2]

2026 GUIDANCE RANGE

$60M TO $90M

1. Represents the midpoints of our guidance ranges for 2025 and 2026 realized gains and losses included in funds from operations per share – diluted, as adjusted, and excludes significant impairments realized on non-real estate investments, disclosed on October 27, 2025 and December 3, 2025, respectively.
2. Represents realized gains and losses included in funds from operations per share – diluted, as adjusted, and excludes significant gains, losses, and impairments realized on non-real estate investments, if any. Refer to "Investments" and "Funds from operations and funds from operations, as adjusted, attributable to Alexandria's common stockholders" in the appendix.

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127ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 $ in millions. 1. Represents the midpoints of our guidance ranges for 2026 key sources of capital disclosed on December 3, 2025. Refer to the appendix for our guidance ranges. 2. Refer to “Net cash provided by operating activities after dividends” in the appendix. 3. Refer to “Development, redevelopment, and pre-construction” in the appendix. 2026 Guidance Midpoint¹ Reduction in debt $ (1,675) Net cash provided by operating activities after dividends² 525 Dispositions and sales of partial interests 2,900 Total key sources of capital $ 1,750 $ 1,750Construction³ Total key uses of capital $ 1,750 ALEXANDRIA’S 2026 GUIDANCE KEY SOURCES AND USES OF CAPITAL

128ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 CAMPUS POINT BY ALEXANDRIA MEGACAMPUS™ 4135 CAMPUS POINT COURT | SAN DIEGO ALEXANDRIA’S CONTINUED MODERATION OF CONSTRUCTION SPENDING OVER THE PAST SEVERAL YEARS $2.8B $1.7B Average Annual 2021–2023 Average Annual 2024–2026 Projected¹ ANNUAL CONSTRUCTION SPENDING 39% DECREASE 1. Includes the midpoints of our guidance ranges for 2025 and 2026 construction disclosed on December 3, 2025.

Alexandria's 2026 Guidance for Construction Spending

Primarily Focused on Lease-Up of Vacant Space and Active Construction Projects

PROJECTED 2026 CONSTRUCTION



66%
$1.75B
2026
GUIDANCE
MIDPOINT[1]
24%
10%

ACTIVE CONSTRUCTION PROJECTS

- Includes development and redevelopment under construction[2]

REVENUE-/NON-REVENUE-ENHANCING CAPITAL EXPENDITURES

- Includes repositioning of existing and known future vacancies

MINIMAL FUTURE PIPELINE PRE-CONSTRUCTION

(~75% represents capitalized costs)

1. Represents, and percentages based on, the midpoint of our guidance range for 2026 construction before contributions from noncontrolling interests (consolidated real estate joint ventures) and tenant-funded and -built landlord improvements. Refer to "Development, redevelopment, and pre-construction" in the appendix.
2. Includes one 100% pre-leased committed near-term project expected to commence construction in the next year. Also includes smaller conversions to laboratory space through redevelopment.

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Alexandria Expects Elevated Revenue- and Non-Revenue-Enhancing Capital Expenditures in 2026 Related to Lease-Up of Vacancy at Operating Properties

5-YEAR AVERAGE
(2022–2026)

17%

Revenue- and Non-Revenue-Enhancing Capital Expenditures as a Percentage of NOI[1]



13%
13%
14%
15% to 20%
27% to 32%
2022
2023
2024
2025
Guidance Range²
2026
Guidance Range²

REVENUE-/NON-REVENUE-ENHANCING CAPITAL EXPENDITURES AS A PERCENTAGE OF NOI[1]

TOP 2 PROJECTS IN 2026

~55%

of Total 2026 Revenue- and Non-Revenue-Enhancing Capital Expenditures

Alexandria Megacampus Properties	Years Since Last Renovation
Alexandria Center® for Advanced Technologies – South San Francisco San Francisco Bay Area	12
Alexandria Technology Square® Greater Boston	16

Refer to "Development, redevelopment, and pre-construction" and "Net operating income, net operating income (cash basis), and operating margin" in the appendix.

1. Represents the average of our share of revenue-/non-revenue-enhancing capital expenditures (including leasing commissions) as a percentage of net operating income for the years ended December 31, 2022 through 2024 and projected amounts for the years ending December 31, 2025 and 2026, based on the midpoints of our guidance ranges for 2025 and 2026 construction disclosed on December 3, 2025.
2. Based on the midpoints of our guidance ranges for 2025 and 2026 construction disclosed on December 3, 2025.

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131ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Alexandria’s 2026 Funding Plan We Intend to Fund 2026 Capital Needs Primarily With Retained Cash Flows, Dispositions of Non-Core Assets, and Joint Ventures 1. Represents net cash from operating activities after dividends and distributions. Refer to “Net cash provided by operating activities after dividends” in the appendix. CASH FLOWS FROM OPERATING ACTIVITIES AFTER DIVIDENDS¹ NON-CORE DISPOSITIONS JOINT VENTURES

132ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 2026 Self-Funding and Capital Recycling Strategy 1. In December 2025, our Board of Directors declared a quarterly cash dividend of $0.72 per common share for 4Q25, representing a 45% reduction from the quarterly dividend declared of $1.32 for 3Q25. Refer to our Current Report on Form 8-K filed on December 3, 2025 for additional details. 2. Represents or based on the midpoints of our guidance ranges for 2026 key sources and uses of capital, 2026 dispositions and sales of partial interests, and net debt to Adjusted EBITDA – 4Q26 annualized disclosed on December 3, 2025. 2026 Self-Funding Sources 2026 Capital Needs 45% Dividend Reduction1 Dispositions and Sales of Partial Interests2 2026 Guidance Midpoint2 Key Sources of Capital Reduction in debt $ (1,075) $ – $ (600) $ (1,675) Net cash provided by operating activities after dividends 115 410 – 525 Dispositions and sales of partial interests – – 2,900 2,900 Funding needed to achieve leverage target 2,710 (410) (2,300) – $ 1,750 $ – $ – $ 1,750 Key Uses of Capital Construction $ 1,750 $ – $ – $ 1,750 $ 1,750 $ – $ – $ 1,750 Range for Net Debt to Adjusted EBITDA – 4Q26 Annualized 5.6x–6.2x 5.6x–6.2x

133ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Alexandria’s 45% Dividend Reduction to Conserve $410M of Capital 1. Source of peer data: S&P Global Market Intelligence. S&P 500 REIT average dividend yield is calculated as 3Q25 quarterly dividend, annualized, divided by the closing stock price as of November 17, 2025. Based on an average of S&P 500 REITs, excluding ARE. 2. Calculated as 3Q25 quarterly dividend annualized, divided by the closing stock price of $58.22 as of October 31, 2025. 3. Pro forma for a 45% dividend reduction relative to 3Q25 annualized. In December 2025, our Board of Directors declared a quarterly cash dividend of $0.72 per common share for 4Q25, representing a 45% reduction from the quarterly dividend declared of $1.32 for 3Q25. Refer to our Current Report on Form 8-K filed on December 3, 2025 for additional details. Allows for Retaining Significant Cash Flow for Reinvestment While Maintaining an Attractive Dividend Yield 4.2% 9.1% 5.0% S&P 500 REIT Average¹ 10/31/25 Prior to Dividend Reduction² 10/31/25 Pro Forma for Dividend Reduction³ DIVIDEND YIELD

134ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Alexandria’s Net Cash Flows From Operating Activities After Dividends We Have Retained Significant Cash Flows to Reinvest Into the Company 1. Represents the midpoints of our guidance ranges for 2025 and 2026 net cash provided by operating activities after dividends disclosed on December 3, 2025. 2. Represents net cash from operating activities after dividends and distributions. Refer to “Net cash provided by operating activities after dividends” in the appendix. $467M $536M $498M $475M $525M 2022 2023 2024 2025 Guidance Midpoint¹ 2026 Guidance Midpoint¹ NET CASH PROVIDED BY OPERATING ACTIVITIES AFTER DIVIDENDS2

135ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Alexandria’s 2026 Disposition Program Expect Substantial Completion of Large-Scale Non-Core Asset Sale Program in 2026 1. Represents or based on the midpoint of our guidance range for 2026 dispositions and sales of partial interests disclosed on December 3, 2025. 2. Represents average capitalization rate on all 2026 dispositions and sales of partial interests of non-core assets and excludes land and core dispositions or partial interest sales. Refer to "Capitalization rates" in the appendix. 3. Includes assets that have been classified as held for sale as of December 3, 2025. Refer to our Current Report on Form 8-K filed on December 3, 2025 for additional details. 25% to 35% 25% to 35% 35% to 45% $2.9B 2026 GUIDANCE MIDPOINT1 Land Non-Core Core PROJECTED 2026 DISPOSITIONS ~55% of 2026 Disposition Program Has Been Designated as Held for Sale or Targeted for Partial Interest Sales1,3 8.5% to 9.5% Average Capitalization Rate for Non-Core Dispositions (Excluding Land and Core Dispositions or Partial Interest Sales)²

136ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Alexandria’s Long-Standing Track Record of Monetizing Embedded Asset Value: 2019–YTD 3Q25 Dispositions and Partial Interest Sales 1. Represents aggregate proceeds from outright sales and sales of partial interests. 2. Total gains and impairments include any amounts related to sales of partial interests recognized in additional paid-in capital. 2019–YTD 3Q25 AGGREGATE $10B Total Proceeds1 $3.6B Total Gains on Sales of Real Estate2 $1.4B Total Impairments of Real Estate2 $0.9 $1.1 $2.6 $2.2 $1.3 $1.4 $0.5 $0.4 $0.4 $1.1 $1.2 $0.3 $0.1 $0.0$0.01 $0.1 $0.1 $0.1 $0.4 $0.2 $0.5 2019 2020 2021 2022 2023 2024 YTD 3Q25 Total Proceeds¹ Total Gains² Total Impairments² 2019–YTD 3Q25 DISPOSITIONS AND PARTIAL INTEREST SALES ($ in Billions)

137ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Large-Scale Non-Core Disposition Plan Refer to “Annual rental revenue” and “Megacampus” in the appendix. 1. Represents non-core assets outside our Megacampus ecosystems. ANNUAL RENTAL REVENUE FROM MEGACAMPUS REAL ESTATE AND OTHER CORE ASSETS REDUCE EXPOSURE TO NON-CORE ASSETS INCREASE CONCENTRATION IN MEGACAMPUS™ ECOSYSTEMS 12% 5% to 10% 12/31/24 12/31/26 Projected ANNUAL RENTAL REVENUE FROM NON-CORE ASSETS1 90% to 95% 12/31/26 Projected

138ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Debt Repayment Strategy From Projected Disposition Proceeds $1.7B 2026 NET DEBT REDUCTION1 DEBT REPAYMENT PRIORITIES Existing Short-Term Borrowings $650M of 2026 Bond Maturities Potentially Other Bonds, Including 2027 Bond Maturity 1. Represents the midpoint of our guidance range for 2026 reduction in debt disclosed on December 3, 2025.

139ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Funds From Operations • Guidance range for 4Q26 funds from operations per share – diluted, as adjusted, of $1.40 to $1.601 Core Operations • Highly dependent on ability to lease vacant space in 2026 Capitalized Interest • Range of average real estate basis expected to be capitalized during 4Q26 of $4.0B to $5.5B Realized Gains on Non-Real Estate Investments2 • Projected 2026 investment gains expected to return to 2020 levels General and Administrative Expenses • Continued focus on expense management and operational excellence Dispositions • Expect substantial completion of large-scale non-core asset sale program in 2026 Key Factors Expected to Impact 2027 Results 1. We do not provide guidance for the most comparable GAAP financial measure or a reconciliation of the forward-looking non-GAAP financial measure of funds from operations, as adjusted, because we are unable to reasonably predict, without unreasonable effort, certain items that would be contained in the comparable GAAP measure, including items that are not indicative of our ongoing operations, such as, without limitation, unrealized gains or losses on non-real estate investments, potential impairments of real estate assets, and gains or losses on sales of real estate. These items are uncertain, depend on various factors, and could have a material impact on our GAAP results for the guidance periods. Refer to “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in the appendix. 2. Represents realized gains and losses included in funds from operations per share – diluted, as adjusted, and excludes significant gains, losses, and impairments realized on non-real estate investments, if any. Refer to “Investments” and “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in the appendix.

140ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Alexandria Continues to Have a Strong and Flexible Balance Sheet With Significant Liquidity As of September 30, 2025. 1. Represents the average quarterly percentage fixed-rate debt as of each quarter-end from January 1, 2021 through September 30, 2025. 2. Top 15% ranking represents credit rating levels from S&P Global Ratings and Moody’s Ratings for publicly traded U.S. REITs, from Bloomberg Professional Services and Nareit, as of September 30, 2025. A credit rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time. 3. Sources: S&P Global Market Intelligence, Bloomberg, or company filings (data not disclosed for SBAC, PSA, and WY) as of September 30, 2025, except for ARE. TOP 15% BBB+ Stable Baa1 Negative CREDIT RATING RANKING AMONG ALL PUBLICLY TRADED U.S. REITS2 WEIGHTED AVERAGE REMAINING DEBT TERM (IN YEARS) 11.6 3.97% PERCENTAGE OF FIXED-RATE DEBT SINCE 20211 96.7% SIGNIFICANT LIQUIDITY DEBT INTEREST RATE $4.2B Longest Among S&P 500 REITs3

141ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Alexandria’s Prudent Laddering of Debt Maturities As of September 30, 2025. 1. We expect to have limited borrowings with less than $500M outstanding on our unsecured senior line of credit and commercial paper program by the end of 2025. We expect to reduce the outstanding balance with proceeds from our 2025 dispositions expected to close in 4Q25. ($ in millions) $1,050 $850 $600 $650 $350 $425 $700 $2,700 $750 $900 $1,000 $800 $400 $300 $700 $1,000 $500 $0 $300 $600 $900 $1,200 $1,500 $1,800 $2,100 $2,400 $2,700 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2049 2050 2051 2052 2053 2054 Unsecured senior notes payable Unsecured senior line of credit and commercial paper 29% OF TOTAL DEBT 7% OF TOTAL DEBT 1

142ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Alexandria Has the Longest Weighted-Average Remaining Debt Term Among S&P 500 REITs at Nearly 2x the Average Debt Term for These REITs As of September 30, 2025. Sources for S&P 500 REITs: S&P Global Market Intelligence, Bloomberg, or company filings (data not disclosed for SBAC, PSA, and WY) as of September 30, 2025. 4.0 4.4 4.5 4.6 4.6 4.6 5.0 5.0 5.2 5.2 5.5 5.5 5.7 6.0 6.0 6.2 6.3 6.7 6.7 6.7 6.9 7.0 7.6 8.2 8.6 11.6 0.0 2.0 4.0 6.0 8.0 10.0 12.0 14.0 BXP DOC DLR EXR IRM UDR CPT VTR INVH HST O AMT WELL FRT CCI VICI MAA AVB EQR ESS EQIX REG SPG KIM PLD ARE WEIGHTED-AVERAGE REMAINING DEBT TERM (IN YEARS) 5.9 Years Average Debt Term of S&P 500 REITs as of September 30, 2025

143ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Alexandria’s Outstanding Fixed-Rate Long-Dated Bonds With Favorable Terms Relative to Market Discount Equivalent to ~$8 of NAV Per Share 1. As of September 30, 2025. 2. Source: Bloomberg. Mark-to-market of unsecured senior notes is calculated based on the market value as of September 30, 2025. $12.1B Principal Balance of Bonds1 $10.8B Fair Value of Bonds2 $1.3B Discount Amount ~$8 NAV Per Share Benefit 3.90% Coupon Rate1 12.6 Remaining Debt Term1 (in Years)

144ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 ALEXANDRIA’S SIGNIFICANT LIQUIDITY 1. Represents availability under our unsecured senior line of credit, net of amounts outstanding under our commercial paper program; outstanding forward equity sales agreements; cash, cash equivalents, and restricted cash; availability under our secured construction loan; and investments in publicly traded companies as of each period-end. LIQUIDITY1 Impressive Growth in Liquidity Since 2010 $0.9B $2.0B $4.1B ~$5.0B ~$5.0B 2010 2015 2020 2025 Projected 2026 Projected GREATER THAN IN 2010 ~5.5x

145ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 2026 GUIDANCE RANGES 5.6x TO 6.2x FIXED-CHARGE COVERAGE RATIO 3.6x TO 4.1x NET DEBT AND PREFERRED STOCK TO ADJUSTED EBITDA Represents 4Q26 annualized. Refer to “Net debt and preferred stock to Adjusted EBITDA“ and “Fixed-charge coverage ratio“ in the appendix. ALEXANDRIA’S 2026 GUIDANCE CREDIT METRICS

146ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Alexandria’s Net Debt and Preferred Stock to Adjusted EBITDA Refer to “Net debt and preferred stock to Adjusted EBITDA“ and "Net operating income, net operating income (cash basis), and operating margin” in the appendix. 1. Represents our guidance for net debt and preferred stock to Adjusted EBITDA for 4Q25 annualized, disclosed on October 27, 2025. 2. Represents our guidance for net debt and preferred stock to Adjusted EBITDA for 4Q26 annualized, disclosed on December 3, 2025. 3. Quarter annualized. NET DEBT AND PREFERRED STOCK TO ADJUSTED EBITDA3 5.5x to 6.0x 5.6x to 6.2x 5.5x to 6.0x 4Q25 Projected¹ 4Q26 Projected² Near-Term Goal Beyond 2026 FACTORS IMPACTING LEVERAGE BEYOND 2026 Retained Cash Flows Future Occupancy Growth Incremental NOI From Active Pipeline Deliveries Lower Future Construction Spending on Pipeline Projects Dispositions and Partial Interest Sales

147ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Alexandria’s Key Projected Financial Covenants Expect to Remain Comfortably in Compliance With Our Debt Covenants 1. All covenant ratio titles utilize terms as defined in the respective debt and credit agreements. The calculation of consolidated EBITDA is based on the definitions contained in our loan agreements and is not directly comparable to the computation of EBITDA as described in Exchange Act Release No. 47226. UNSECURED SENIOR NOTES PAYABLE1 REQUIREMENT ACTUAL 9/30/25 PROJECTED 12/31/26 Total Debt to Total Assets ≤ 60% 32% 28% to 32% Secured Debt to Total Assets ≤ 40% −% −% Consolidated EBITDA to Interest Expense ≥ 1.5x 9.8x 5.5x to 6.5x Unencumbered Total Asset Value to Unsecured Debt ≥ 150% 302% 300% to 330% UNSECURED SENIOR LINE OF CREDIT1 REQUIREMENT ACTUAL 9/30/25 PROJECTED 12/31/26 Total Debt to Total Assets ≤ 60.0% 33.6% 30.0% to 35.0% Secured Debt to Total Assets ≤ 45.0% −% −% Consolidated EBITDA to Interest Expense ≥ 1.50x 3.58x 2.50x to 3.50x Unsecured Interest Coverage Ratio ≥ 1.75x 8.54x 5.50x to 6.50x

148ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Alexandria’s Important Mission and Values Are the Foundation of Our One-of-a-Kind, Consequential Company WE ARE MISSION DRIVEN To create and grow life science ecosystems and clusters that ignite and accelerate the world’s leading innovators in their noble pursuit to advance human health Core Values That Guide Us INTEGRITY MUTUAL RESPECT EGOLESS LEADERSHIP HUMILITY TRANSPARENCY TEAMWORK BEST IDEA WINS

149ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 INVESTOR DAY 2025 Alexandria’s Reset and Path Forward

150ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Definitions and Non-GAAP Reconciliations Adjusted EBITDA and Adjusted EBITDA margin We use Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, impairments of real estate, changes in provision for expected credit losses on financial instruments, and significant termination fees. Adjusted EBITDA also excludes unrealized gains or losses and significant realized gains or losses and impairments that result from our non-real estate investments. These non-real estate investment amounts are classified in our consolidated statements of operations outside of total revenues. We believe Adjusted EBITDA provides investors with relevant and useful information as it allows investors to evaluate the operating performance of our business activities without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments, our capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. For example, we exclude gains or losses on the early extinguishment of debt to allow investors to measure our performance independent of our indebtedness and capital structure. We believe that adjusting for the effects of impairments and gains or losses on sales of real estate, significant impairments and realized gains or losses on non-real estate investments, changes in provision for expected credit losses on financial instruments, and significant termination fees allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments or other corporate activities that may not be representative of the operating performance of our properties. In addition, we believe that excluding charges related to stock compensation and unrealized gains or losses facilitates for investors a comparison of our business activities across periods without the volatility resulting from market forces outside of our control. Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical expenditures or future requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income (loss) or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity. In order to calculate the Adjusted EBITDA margin, we divide Adjusted EBITDA by total revenues as presented in our consolidated statements of operations. We believe that this supplemental performance measure provides investors with additional useful information regarding the profitability of our operating activities. We are not able to forecast the net income of future periods without unreasonable effort and therefore do not provide a reconciliation for Adjusted EBITDA on a forward- looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as quarterly components such as gain on sales of real estate, unrealized gains or losses on non-real estate investments, impairments of real estate, impairments of non-real estate investments, and changes in provision for expected credit losses on financial instruments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would be potentially misleading for our investors. Annual rental revenue Annual rental revenue represents the annualized fixed base rental obligations, calculated in accordance with GAAP, including the amortization of deferred revenue related to tenant-funded and tenant-built landlord improvements, for leases in effect as of the end of the period, related to our operating RSF. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Annual rental revenue per RSF is computed by dividing annual rental revenue by the sum of 100% of the RSF of our consolidated properties and our share of the RSF of properties held in unconsolidated real estate joint ventures. As of September 30, 2025, approximately 91% of our leases (on an annual rental revenue basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses, along with base rent, are classified in income from rentals in our consolidated statements of operations. Capitalization rates Capitalization rates are calculated based on net operating income and net operating income (cash basis) annualized, excluding lease termination fees, on stabilized operating assets for the quarter preceding the date on which the property is sold, or near-term prospective net operating income.

151ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Definitions and Non-GAAP Reconciliations Capitalized interest We capitalize interest cost as a cost of a project during periods for which activities necessary to develop, redevelop, or reposition a project for its intended use are ongoing, provided that expenditures for the asset have been made and interest cost has been incurred. Activities necessary to develop, redevelop, or reposition a project include pre- construction activities such as entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. If we cease activities necessary to prepare a project for its intended use, interest costs related to such project are expensed as incurred. Class A/A+ properties and AAA locations Class A/A+ properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. These properties are typically well-located, professionally managed, and well-maintained, offering a wide range of amenities and featuring premium construction materials and finishes. Class A/A+ properties are generally newer or have undergone substantial redevelopment and are generally expected to command higher annual rental rates compared to other classes of similar properties. AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. It is important to note that our definition of property classification may not be directly comparable to other equity REITs. Development, redevelopment, and pre-construction A key component of our business model is our disciplined allocation of capital to the development and redevelopment of new Class A/A+ properties, and property enhancements identified during the underwriting of certain acquired properties, located in collaborative Megacampus ecosystems in AAA life science innovation clusters. These projects are generally focused on providing high-quality, generic, and reusable spaces that meet the real estate requirements of a wide range of tenants. Upon completion, each development and redevelopment project is expected to generate increases in rental income, net operating income, and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. Development projects generally consist of the ground-up development of generic and reusable laboratories. Redevelopment projects consist of the permanent change in use of acquired office, warehouse, or shell space into laboratory space. We generally will not commence new development projects for aboveground construction of new Class A/A+ laboratory space without first securing significant pre-leasing for such space, except when there is solid market demand for high-quality Class A/A+ properties. Pre-construction activities include entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities and are expected to generate significant revenue and cash flows. Development, redevelopment, and pre-construction spending also includes the following costs: (i) amounts to bring certain acquired properties up to market standard and/or other costs identified during the acquisition process (generally within two years of acquisition) and (ii) permanent conversion of space for highly flexible, move-in-ready laboratory space to foster the growth of promising early- and growth-stage life science companies. Revenue-enhancing and repositioning capital expenditures represent spending to reposition or significantly change the use of a property, including through improvement in the asset quality from Class B to Class A/A+. Non-revenue-enhancing capital expenditures represent costs required to maintain the current revenues of a stabilized property, including the associated costs for renewed and re-leased space. Non-revenue-enhancing capital expenditures represent costs required to maintain the current revenues of a stabilized property, including the associated costs for renewed and re-leased space.

152ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Definitions and Non-GAAP Reconciliations Dividend payout ratio (common stock) Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted. Fixed-charge coverage ratio Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to cash interest and fixed charges. We believe that this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts). We are not able to forecast the net income of future periods without unreasonable effort and therefore do not provide a reconciliation for fixed-charge coverage ratio on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as quarterly components such as gain on sales of real estate, unrealized gains or losses on non-real estate investments, impairments of real estate, impairments of non-real estate investments, and changes in provision for expected credit losses on financial instruments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would be potentially misleading for our investors. Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of real estate acquisition and disposition decisions, financing decisions, capital structure, capital market transactions, variances resulting from the volatility of market conditions outside of our control, or other corporate activities that may not be representative of the operating performance of our properties. The 2018 White Paper published by the Nareit Board of Governors (the “Nareit White Paper”) defines funds from operations as net income (computed in accordance with GAAP), excluding gains or losses on sales of real estate, and impairments of real estate, plus depreciation and amortization of operating real estate assets, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period. We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit White Paper, excluding significant gains, losses, and impairments realized on non-real estate investments, unrealized gains or losses on non-real estate investments, impairments of real estate primarily consisting of right-of-use assets and pre-acquisition costs related to projects that we decided to no longer pursue, gains or losses on early extinguishment of debt, changes in the provision for expected credit losses on financial instruments, significant termination fees, acceleration of stock compensation expense due to the resignations of executive officers, deal costs, the income tax effect related to such items, and the amount of such items that is allocable to our unvested restricted stock awards. We compute the amount that is allocable to our unvested restricted stock awards with nonforfeitable dividends using the two-class method. Under the two-class method, we allocate net income (after amounts attributable to noncontrolling interests) to common stockholders and to unvested restricted stock awards with nonforfeitable dividends by applying the respective weighted-average shares outstanding during each quarter-to-date and year-to-date period. This may result in a difference of the summation of the quarter-to-date and year-to-date amounts. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions. We do not provide guidance for the most comparable GAAP financial measure or a reconciliation of the forward-looking non-GAAP financial measure of funds from operations, as adjusted, because we are unable to reasonably predict, without unreasonable effort, certain items that would be contained in the comparable GAAP measure, including items that are not indicative of our ongoing operations, such as, without limitation, unrealized gains or losses on non-real estate investments, potential impairments of real estate assets, and gains or losses on sales of real estate. These items are uncertain, depend on various factors, and could have a material impact on our GAAP results for the guidance periods.

153ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Definitions and Non-GAAP Reconciliations Initial stabilized yield (unlevered) Initial stabilized yield is calculated as the estimated amounts of net operating income at stabilization divided by our investment in the property. For this calculation, we exclude any tenant-funded and tenant-built landlord improvements from our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our development and redevelopment projects are generally expected to increase over time due to contractual annual rent escalations. Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs. - Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis, and any amortization of deferred revenue related to tenant-funded and tenant-built landlord improvements. - Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property. Investment-grade or publicly traded large cap tenants Investment-grade or publicly traded large cap tenants represent tenants that are investment-grade rated or publicly traded companies with an average daily market capitalization greater than $10 billion for the twelve months ended September 30, 2025, as reported by Bloomberg Professional Services. Credit ratings from Moody’s Ratings and S&P Global Ratings reflect credit ratings of the tenant’s parent entity, and there can be no assurance that a tenant’s parent entity will satisfy the tenant’s lease obligation upon such tenant’s default. We monitor the credit quality and related material changes of our tenants. Material changes that cause a tenant’s market capitalization to decrease below $10 billion, which are not immediately reflected in the twelve-month average, may result in their exclusion from this measure. Megacampus™ A Megacampus is a cluster campus that consists of approximately 1 million RSF or more, including operating, active development/redevelopment, and land RSF less operating RSF expected to be demolished. We consider Megacampuses that include a minimum of 750,000 operating RSF to be Established Megacampuses. These Megacampuses have realized the scale and flexibility that deliver strategic optionality to our tenants. We present certain metrics related to our Established Megacampuses because we believe they facilitate a more robust understanding of certain of our operating trends. Net cash provided by operating activities after dividends Net cash provided by operating activities after dividends is reduced by distributions to noncontrolling interests and excludes changes in operating assets and liabilities as they represent timing differences. Net debt and preferred stock to Adjusted EBITDA Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure of evaluating our balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash, plus preferred stock outstanding as of the end of the period. Refer to the definition of Adjusted EBITDA. We are not able to forecast the net income of future periods without unreasonable effort and therefore do not provide a reconciliation for net debt and preferred stock to Adjusted EBITDA on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as quarterly components such as gain on sales of real estate, unrealized gains or losses on non-real estate investments, impairments of real estate, impairments of non-real estate investments, and changes in provision for expected credit losses on financial instruments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would be potentially misleading for our investors.

154ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Definitions and Non-GAAP Reconciliations Net operating income, net operating income (cash basis), and operating margin Net operating income is a non-GAAP financial measure calculated as net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairments of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and investment income or loss. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for investors to evaluate the operating performance of our consolidated real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent, amortization of acquired above- and below-market lease revenue, amortization of deferred revenue related to tenant-funded and tenant-built landlord improvements, and changes in the provision for expected credit losses on financial instruments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent revenue and the amortization of acquired above- and below-market leases and tenant-funded and tenant-built landlord improvements. We calculate operating margin as net operating income divided by total revenues. Operating statistics We present certain operating statistics related to our properties, including number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute the number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations at 100%, excluding RSF at properties classified as held for sale, for all properties in which we have an investment, including properties owned by our consolidated and unconsolidated real estate joint ventures. For operating metrics based on annual rental revenue, refer to the definition of annual rental revenue herein. Same property Same property refers to all consolidated properties that were fully operating for the entirety of the comparative periods presented. Properties that underwent development or redevelopment at any time during the comparative periods, unconsolidated real estate joint ventures, properties classified as held for sale, and corporate entities (legal entities performing general and administrative functions) are excluded from same property results. Additionally, termination fees, if any, are excluded from the results of same properties. Total equity capitalization Total equity capitalization is equal to the outstanding shares of common stock multiplied by the closing price on the last trading day at the end of each period presented. Total market capitalization Total market capitalization is equal to the sum of total equity capitalization and total debt. Weighted-average interest rate for capitalization of interest The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate as of the end of the applicable period, based on the rates applicable to borrowings outstanding during the period, including expense/income related to interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee and premium (discount) amortization.

155ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Funds From Operations Per Share – Diluted, As Adjusted 1. Represents our guidance for projected 2025 earnings per share and funds from operations per share attributable to Alexandria’s common stockholders – diluted, disclosed on December 3, 2025. Refer to our Current Report on Form 8-K filed on December 3, 2025 for additional details. 2. Excludes unrealized gains or losses on non-real estate investments after September 30, 2025 that are required to be recognized in earnings and are excluded from funds from operations per share, as adjusted. Refer to our Current Report on Form 8-K filed on December 3, 2025 for additional details. PROJECTED 2025 NET LOSS PER SHARE AND FUNDS FROM OPERATIONS PER SHARE ATTRIBUTABLE TO ALEXANDRIA’S COMMON STOCKHOLDERS – DILUTED PROJECTED 20251 Net loss per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders2 $ (9.27) to $(7.89) Depreciation and amortization of real estate assets 7.05 Gain on sales of real estate (0.60) to (1.92) Impairment of real estate – rental properties and land 10.03 Allocation to unvested restricted stock awards (0.03) Funds from operations per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted $ 7.18 to $7.24 Unrealized losses on non-real estate investments 0.42 Realized loss on non-real estate investments 0.61 Impairment of non-real estate investments 0.45 Impairment of real estate 0.33 Allocation to unvested restricted stock awards (0.01) Funds from operations per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, as adjusted $ 8.98 to $9.04

Adjusted EBITDA and Adjusted EBITDA Margin

	4Q15	4Q16	4Q17	4Q18	4Q19	4Q20	4Q21	4Q22	4Q23	4Q24	3Q25
Net income (loss)	$42,977	$19,792	$45,607	$(18,631)	$216,053	$457,133	$99,796	$95,268	$(42,658)	$(16,095)	$(197,845)
Interest expense	28,230	31,223	36,082	40,239	45,493	37,538	34,862	17,522	31,967	55,659	54,852
Income taxes	2,160	737	1,398	613	1,269	2,053	4,156	2,063	1,322	1,855	3,737
Depreciation and amortization	72,245	95,222	107,714	124,990	140,518	177,750	239,254	264,480	285,246	330,108	340,230
Stock compensation expense	4,590	6,426	6,961	9,810	10,239	11,394	14,253	11,586	34,592	12,477	10,293
Loss on early extinguishment of debt	-	-	2,781	-	-	7,898	-	-	-	-	107
Gain on sales of real estate	(12,426)	(3,715)	-	(8,704)	(474)	(152,503)	(124,226)	-	(62,227)	(101,806)	(9,366)
Significant realized gains on non-real estate investments	-	-	-	(6,428)	-	-	-	-	-	-	-
Unrealized losses (gains) on non-real estate investments	-	-	-	94,850	(148,268)	(233,538)	139,716	24,117	(19,479)	79,776	(18,515)
Impairment of real estate	-	-	-	-	12,334	25,177	-	26,186	271,890	186,564	323,870
Impairment of non-real estate investments	8,740	16,024	3,805	5,483	9,991	-	-	20,512	23,094	20,266	25,139
Decrease in provision for expected credit losses on financial instruments	-	-	-	-	-	-	-	-	-	(434)	-
Adjusted EBITDA	$146,516	$165,709	$204,348	$242,222	$287,155	$332,902	$407,811	$461,734	$523,747	$568,370	$532,502
Total revenues	$223,955	$249,162	$302,596	$350,837	$422,504	$485,319	$576,923	$670,281	$757,216	$788,945	$751,944
Adjusted EBITDA margin	65%	67%	68%	69%	68%	69%	71%	69%	69%	72%	71%

$ in thousands.

ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025
156

Net Debt and Preferred Stock to Adjusted EBITDA

	4Q15	4Q16	4Q17	4Q18	4Q19	4Q20	4Q21	4Q22	4Q23	4Q24	3Q25
Secured notes payable	$ 809,818	$ 1,011,292	$ 771,061	$ 630,547	$ 349,352	$ 230,925	$ 205,198	$ 59,045	$ 119,662	$ 149,909	$ -
Unsecured senior notes payable	2,030,631	2,378,262	3,395,804	4,292,293	6,044,127	7,232,370	8,316,678	10,100,717	11,096,028	12,094,465	12,044,999
Unsecured senior line of credit and commercial paper	151,000	28,000	50,000	208,000	384,000	99,991	269,990	-	99,952	-	1,548,542
Unsecured senior bank term loan	944,243	746,471	547,942	347,415	-	-	-	-	-	-	-
Unamortized deferred financing costs	30,103	29,917	29,051	31,413	47,299	56,312	65,476	74,918	76,329	77,649	76,383
Cash and cash equivalents	(125,098)	(125,032)	(254,384)	(234,181)	(189,681)	(568,532)	(361,348)	(825,193)	(618,190)	(552,146)	(579,474)
Restricted cash	(28,872)	(16,334)	(22,805)	(37,949)	(53,008)	(29,173)	(53,879)	(32,782)	(42,581)	(7,701)	(4,705)
Preferred stock	367,163	216,914	74,386	64,336	-	-	-	-	-	-	-
Net debt and preferred stock	$4,178,988	$4,269,490	$4,591,058	$5,301,874	$6,582,089	$7,021,893	$8,442,115	$9,376,705	$10,731,200	$11,762,176	$13,085,745
Adjusted EBITDA	$146,516	$165,709	$204,348	$242,222	$287,155	$332,902	$407,811	$461,734	$523,747	$568,370	$532,502
Adjusted EBITDA (annualized)	$586,064	$662,836	$817,392	$968,888	$1,148,620	$1,331,608	$1,631,244	$1,846,936	$2,094,988	$2,273,480	$2,130,008
Net debt and preferred stock to Adjusted EBITDA - quarter annualized	7.1x	6.4x	5.6x	5.5x	5.7x	5.3x	5.2x	5.1x	5.1x	5.2x	6.1x

$ in thousands.

ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025

157

158ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Key 2025 Sources and Uses of Capital $ in millions. RANGE MIDPOINT Sources of capital: Reduction in debt $ (90) $ (190) $ (140) Net cash provided by operating activities after dividends 425 525 475 Dispositions and sales of partial interests 1,100 1,900 1,500 Total sources of capital $ 1,435 $ 2,235 $ 1,835 Uses of capital: Construction $ 1,300 $ 1,600 $ 1,450 Acquisitions and other opportunistic uses of capital - 500 250 Ground lease prepayment 135 135 135 Total uses of capital $ 1,435 $ 2,235 $ 1,835 Reduction in debt (included above): Issuance of unsecured senior notes payable $ 550 $ 550 $ 550 Repayment of unsecured senior notes payable (600) (600) (600) Repayment of secured notes payable (154) (154) (154) Unsecured senior line of credit, commercial paper program, and other 114 14 64 Reduction in debt $ (90) $ (190) $ (140)

159ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2025 Key 2026 Sources and Uses of Capital $ in millions. RANGE MIDPOINT Sources of capital: Reduction in debt $ (1,075) $ (2,275) $ (1,675) Net cash provided by operating activities after dividends 475 575 525 Dispositions and sales of partial interests 2,100 3,700 2,900 Total sources of capital $ 1,500 $ 2,000 $ 1,750 Uses of capital: Construction $ 1,500 $ 2,000 $ 1,750 Total uses of capital $ 1,500 $ 2,000 $ 1,750 Reduction in debt (included above): Repayment of unsecured senior notes payable $ (650) $ (650) $ (650) Unsecured senior line of credit, commercial paper program, and other (425) (1,625) (1,025) Reduction in debt $ (1,075) $ (2,275) $ (1,675)